UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Match Group, Inc.
(Name of Registrant as Specified In Its Charter)

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May 1, 2017

Dear Stockholder:

        You are invited to attend the Annual Meeting of Stockholders of Match Group, Inc., which will be held on Friday, May 19, 2017, at 9:00 a.m., local time, at Match Group's New York offices, located at 555 West 18th Street, New York, New York 10011.

        At the Annual Meeting, stockholders will be asked to: (1) elect eleven directors, (2) approve the Match Group, Inc. 2017 Stock and Annual Incentive Plan and (3) ratify the appointment of Ernst & Young as Match Group's independent registered public accounting firm for the 2017 fiscal year. Match Group's Board of Directors believes that the proposals being submitted for stockholder approval are in the best interests of Match Group and its stockholders and recommends a vote consistent with the Board's recommendation for each proposal.

        It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please take the time to vote online, by telephone or, if you receive a printed proxy card, by returning a marked, signed and dated proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously submitted your vote.

        I look forward to greeting those of you who will be able to attend the meeting.

Sincerely,

Gregory R. Blatt Chairman and Chief Executive Officer

8750 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75231 214.576.9352 www.mtch.com

MATCH GROUP, INC.
8750 North Central Expressway, Suite 1400
Dallas, Texas 75231

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        Match Group, Inc. ("Match Group") is making this proxy statement available to holders of our common stock and Class B common stock in connection with the solicitation of proxies by Match Group's Board of Directors for use at the Annual Meeting of Stockholders to be held on Friday, May 19, 2017, at 9:00 a.m., local time, at Match Group's New York offices, located at 555 West 18th Street, New York, New York 10011. At the Annual Meeting, stockholders will be asked:

  1.
  to elect eleven members of our Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from our Board of Directors);

  2.
  to approve the Match Group, Inc. 2017 Stock and Annual Incentive Plan;

  3.
  to ratify the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for the 2017 fiscal year; and

  4.
  to transact such other business as may properly come before the meeting and any related adjournments or postponements.

        Match Group's Board of Directors has set April 27, 2017 as the record date for the Annual Meeting. This means that holders of record of our common stock and Class B common stock at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements.

        Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are registered in your name, you should bring a form of photo identification to the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you will need to bring a proxy or letter from that broker, bank or other holder of record that confirms you are the beneficial owner of those shares, together with a form of photo identification.

By order of the Board of Directors,
Jared F. Sine General Counsel and Secretary

May 1, 2017

PROXY STATEMENT

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:
Who is entitled to vote at the Annual Meeting?

A:
Holders of common stock and Class B common stock of Match Group, Inc. ("Match Group" or the "Company") at the close of business on April 27, 2017, the record date for the Annual Meeting established by Match Group's Board of Directors, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting and any related adjournments or postponements. The Notice of 2017 Annual Meeting, this proxy statement and the related form of proxy and Match Group's 2016 Annual Report on Form 10-K are first expected to be mailed to these stockholders on or about May 1, 2017.

  At the close of business on April 27, 2017, there were 47,285,464 shares of Match Group common stock and 209,919,402 shares of Match Group Class B common stock outstanding and entitled to vote. Holders of Match Group common stock are entitled to one vote per share and holders of Match Group Class B common stock are entitled to ten votes per share.

Q:
What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:
If your Match Group shares are registered in your name, you are a stockholder of record. If your Match Group shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

  You may examine a list of the stockholders of record at the close of business on April 27, 2017 for any purpose germane to the Annual Meeting during normal business hours during the 10-day period preceding the date of the meeting at our New York offices, located at 555 West 18th Street, New York, New York 10011. This list will also be made available at the Annual Meeting.

Q:
What are the quorum requirements for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders having a majority of the total votes entitled to be cast by holders of Match Group common stock and Class B common stock at the Annual Meeting constitutes a quorum. Shares of Match Group common stock and Class B common stock represented by proxy will be treated as present at the Annual Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:
What matters will Match Group stockholders vote on at the Annual Meeting?

A:
Match Group stockholders will vote on the following proposals:

•
Proposal 1—to elect eleven members of Match Group's Board of Directors, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from Match Group's Board of Directors);

•
Proposal 2—to approve the Match Group, Inc. 2017 Stock and Annual Incentive Plan (the "2017 Stock Plan Proposal");

•
Proposal 3—to ratify the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for the 2017 fiscal year; and

•
to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Q:
What are my voting choices when voting for director nominees and what votes are required to elect director nominees to Match Group's Board of Directors?

A:
You may vote in favor of all director nominees, withhold votes as to all director nominees or vote in favor of and withhold votes as to specific director nominees.

  The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Match Group common stock and Class B common stock (hereinafter referred to as "Match Group capital stock") voting together, with each share of Match Group common stock and Class B common stock representing the right to one and ten vote(s), respectively.

  The Board recommends that our stockholders vote FOR the election of each of the director nominees.

Q:
What are my voting choices when voting on the 2017 Stock Plan Proposal and what votes are required to approve this proposal?

A:
You may vote in favor of the 2017 Stock Plan Proposal, vote against the 2017 Stock Plan Proposal or abstain from voting on the 2017 Stock Plan Proposal.

  The approval of the 2017 Stock Plan Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the 2017 Stock Plan Proposal.

Q:
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for the 2017 fiscal year and what votes are required to ratify this appointment?

A:
You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.

  The ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for the 2017 fiscal year requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together.

  The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for the 2017 fiscal year.

Q:
Could other matters be decided at the Annual Meeting?

A:
As of the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting, other than those referred to in this proxy statement.

  If any other matters are properly presented at the Annual Meeting for consideration, the three Match Group officers who have been designated as proxies for the Annual Meeting (Lance Barton, Jared F. Sine and Gary Swidler) will have the discretion to vote on those matters for stockholders who have submitted their proxy.

Q:
What do I need to do now to vote at the Annual Meeting?

A:
Match Group's Board of Directors is soliciting proxies for use at the Annual Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of the following three ways:

•
Submitting a proxy online:  Submit your proxy online. The website for online proxy voting is www.proxyvote.com. Online proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Thursday, May 18, 2017;

•
Submitting a proxy by telephone:  Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card (1.800.690.6903). Telephone proxy voting is available 24 hours a day and will close at 11:59 p.m., Eastern Standard Time, on Thursday, May 18, 2017; or

•
Submitting a proxy by mail:  If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

  If you were a stockholder of record on April 27, 2017 or if you have a legal proxy from your broker, bank or other holder of record identifying you as a beneficial owner of Match Group shares as of that date, you may vote in person by attending the Annual Meeting.

  For Match Group shares held in street name, holders may submit a proxy online or by telephone if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from Match Group or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:
If I hold my Match Group shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:
If you hold your Match Group shares in street name, you must provide your broker, bank or other holder of record with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted by your broker, bank or other holder of record depends on the type of item being considered for a vote.

  Non-Discretionary Items.    The election of directors and the 2017 Stock Plan Proposal are non-discretionary items and may NOT be voted on by your broker, bank or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of Match Group common stock for these proposals.

  Discretionary Items.    The ratification of Ernst & Young LLP as Match Group's independent registered public accounting firm for the 2017 fiscal year is a discretionary item. Generally, brokers, banks and other holders of record that do not receive voting instructions may vote on this proposal in their discretion.

Q:
What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Annual Meeting?

A:
Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Annual Meeting (the 2017 Stock Plan Proposal and the auditor ratification proposal) and have no impact on the vote on any proposal for which the vote standard is based on the votes cast at the meeting (the election of directors). Broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Annual Meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting by:

•
submitting a later-dated proxy relating to the same shares online, by telephone or by mail prior to the vote at the Annual Meeting;

•
delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or

•
attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

  To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so online or by telephone, or send a written notice or a new proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Q:
What if I do not specify a choice for a matter when returning a proxy?

A:
If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of all director nominees, the 2017 Stock Plan Proposal and the ratification of the appointment of Ernst & Young LLP as IAC's independent registered public accounting firm for the 2017 fiscal year.

Q:
How are proxies solicited and who bears the related costs?

A:
Match Group bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, directors, officers and employees of Match Group may solicit proxies from stockholders by telephone, e-mail, letter, facsimile or in person. Following the initial mailing of the proxy materials, Match Group will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of Match Group common stock and to request authority for the exercise of proxies. In such cases, Match Group, upon the request of these holders, will reimburse these parties for their reasonable expenses.

Q:
What should I do if I have questions regarding the Annual Meeting?

A:
If you have any questions about the Annual Meeting, would like to obtain directions to attend the Annual Meeting and vote in person or would like copies of any of the documents referred to in this proxy statement, contact Match Group Investors Relations at IR@match.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal and Required Vote

        At the upcoming Annual Meeting, a board of eleven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from Match Group's Board of Directors). Information concerning director nominees, all of whom are incumbent directors of Match Group, appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board.

        The election of each of our director nominees requires the affirmative vote of a plurality of the total number of votes cast by the holders of shares of Match Group capital stock voting together as a single class.

        The Board recommends that our stockholders vote FOR the election of all director nominees.

Information Concerning Director Nominees

        Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Board of Directors believes provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

        Gregory R. Blatt, age 48, has been a director of Match Group since October 2015, Chairman of Match Group since December 2013 and Chief Executive Officer of Match Group since January 2016. Prior to his current roles, Mr. Blatt served as Chief Executive Officer of IAC/InterActiveCorp ("IAC") from December 2010 through December 2013, as head of its former Match segment during 2009 and 2010 and as its General Counsel from 2003 through 2008. Prior to joining IAC, Mr. Blatt was General Counsel of Martha Stewart Living Omnimedia and an associate at the law firms of Grubman Indursky & Shire and Wachtell, Lipton, Rosen & Katz. He has a B.A. from Colgate University and a J.D. from Columbia Law School. In nominating Mr. Blatt, the Board considered his current position as Chairman and Chief Executive Officer of the Company and his prior roles at IAC, as well as his financial literacy, expertise regarding mergers, acquisitions, investments and other strategic transactions and operating experience.

        Sonali De Rycker, age 43, has been a director of Match Group since November 2015. Ms. De Rycker has served as a Partner at Accel Partners in London, a leading global venture firm, where she focuses on investments in the consumer internet and digital media sectors, since April 2008. Prior to her tenure at Accel, Ms. De Rycker was a Partner at Atlas Venture in London from August 2000 to April 2008, where she focused on investments in the internet and software service sectors. Prior to her venture capital work, Ms. De Rycker was an investment banker at Goldman Sachs from August 1995 to August 1998. Ms. De Rycker served on the board of directors of IAC from September 2011 to December 2015 and serves on the boards of directors of a number of private consumer internet and other companies. In nominating Ms. De Rycker, the Board considered her private equity experience (particularly in the consumer internet and media sectors), which the Board believes gives her particular insight into investments in, and the development of, early stage companies, as well as her high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Joseph Levin, age 37, has been a director of Match Group since October 2015. Mr. Levin has served as Chief Executive Officer of IAC since June 2015 and prior to that time, served as Chief Executive Officer of IAC Search & Applications, overseeing the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment, from January 2012. From November 2009 to January 2012, Mr. Levin served as Chief Executive Officer of Mindspark Interactive Network, an IAC subsidiary that builds, markets and delivers a wide range of consumer software products, and previously served in various capacities at IAC in strategic planning, mergers and acquisitions and finance since joining IAC in 2003. Prior to joining IAC, Mr. Levin worked in the Technology Mergers & Acquisitions group for Credit Suisse First Boston (now Credit Suisse) advising public and private technology and e-commerce companies on a variety of transactions. Mr. Levin has served on the board of directors of IAC since June 2015 and Groupon, Inc. since March 2017 and served on the boards of directors of LendingTree, Inc. from August 2008 through November 2014 and The Active Network beginning prior to its 2011 initial public offering through its sale in December 2013. In nominating Mr. Levin, the Board considered the unique knowledge and experience regarding Match Group and its businesses that he has gained through his various roles with IAC since 2003, most recently his role as Chief Executive Officer of IAC, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Ann L. McDaniel, age 61, has been a director of Match Group since December 2015. Ms. McDaniel currently serves as a consultant to Graham Holdings Company and previously served as Senior Vice President of Graham Holdings Company (and its predecessor companies) from June 2008 to April 2015. Prior to that time, Ms. McDaniel served as Vice President-Human Resources of Graham Holdings Company from September 2001. Ms. McDaniel also served as Managing Director of Newsweek, Inc., a Graham Holdings Company property, from January 2008 until its sale in September 2010, and prior to that time, held various editorial positions at Newsweek. In nominating Ms. McDaniel, the Board considered her extensive human resources experience, which the Board believes give her particular insight into personnel and compensation matters, as well as her management experience with Newsweek, which the Board believes gives her insight into business strategy, leadership and marketing.

        Thomas J. McInerney, age 52, has been a director of Match Group since November 2015. Mr. McInerney previously served as Executive Vice President and Chief Financial Officer of IAC from January 2005 to March 2012. From January 2003 through December 2005, he served as Chief Executive Officer of the retailing division of IAC, which included HSN, Inc. and Cornerstone Brands. From May 1999 to January 2003, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster, formerly Ticketmaster Online-CitySearch, Inc., a live entertainment ticketing and marketing company. From 1986 to 1988 and from 1990 to 1999, Mr. McInerney worked at Morgan Stanley, a global financial services firm, most recently as Principal. Mr. McInerney has served on the boards of directors of HSN, Inc. and Interval Leisure Group, Inc. since August 2008, and of Yahoo! Inc. since April 2012, as well as served on the board of Cardlytics, Inc. during the past five years. In nominating Mr. McInerney, the Board considered his extensive senior leadership experience at IAC and his related knowledge and experience regarding the Match Group, as well as his high level of financial literacy and expertise regarding restructurings, mergers and acquisitions and operations, and his public company board and committee experience.

        Glenn H. Schiffman, age 47, has been a director of Match Group since September 2016. Mr. Schiffman has served as Executive Vice President and Chief Financial Officer of IAC since April 2016. Prior to joining IAC, Mr. Schiffman served as Senior Managing Director at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners, since March 2013. Prior to his tenure at Guggenheim Securities, Mr. Schiffman was a partner at The Raine Group, a merchant bank focused on advising and investing in the technology, media and telecommunications industries, from September 2011 to March 2013. Prior to joining The Raine Group, Mr. Schiffman served as Co-Head of the Global Media group at Lehman Brothers from 2005 to 2007 and Head of Investment Banking Asia-Pacific at Lehman Brothers (and subsequently Nomura) from April 2007 to January 2010, as well as Head of Investment Banking, Americas from January 2010 to April 2011 for Nomura. Mr. Schiffman's roles at Nomura followed Nomura's acquisition of Lehman's Asia business in 2008. In his not-for-profit affiliations, Mr. Schiffman is a member of the National Committee on United States-China Relations and serves as a Member of the Board of Visitors for the Duke University School of Medicine. In nominating Mr. Schiffman, the Board considered the unique knowledge and experience regarding Match Group and its businesses that he has gained through his role as Executive Vice President and Chief Executive Officer of IAC since April 2016, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions. The Board also considered Mr. Schiffman's investment banking experience, which the Board believes gives him particular insight into trends in capital markets and the technology and media industries.

        Pamela S. Seymon, age 61, has been a director of Match Group since November 2015. Ms. Seymon was a partner at Wachtell, Lipton, Rosen & Katz, a New York law firm ("WLRK"), from January 1989 to January 2011, and prior to that time, was an associate at WLRK from 1982. During her tenure at WLRK, Ms. Seymon specialized in corporate law, mergers and acquisitions, securities and corporate governance, and represented public and private corporations on offense as well as defense, in both friendly and unsolicited transactions. Ms. Seymon is a graduate of Wellesley College, where she was a Wellesley Scholar, and New York University School of Law. In nominating Ms. Seymon, the Board considered her extensive experience representing public and private corporations in connection with a wide array of complex, sophisticated and high profile matters, as well as her high level of expertise generally regarding mergers, acquisitions, investments and other strategic transactions.

        Alan G. Spoon, age 65, has been a director of Match Group since November 2015. Mr. Spoon has served as Partner Emeritus of Polaris Partners since January 2015 and previously served as Managing General Partner of Polaris Partners from 2000 to 2010. Polaris Partners is a private investment firm that provides venture capital and management assistance to development stage information technology and life sciences companies. Mr. Spoon was Chief Operating Officer and a director of The Washington Post Company (now known as Graham Holdings Company) from March 1991 through May 2000 and served as President from September 1993 through May 2000. Prior to his service in these roles, he held a wide variety of positions at The Washington Post Company, including President of Newsweek from September 1989 to May 1991. Mr. Spoon has served as a member of the boards of directors of IAC since February 2003, Danaher Corporation since July 1999, CableOne since July 2015 and as Chairman of the board of directors of Fortive Corporation since July 2016. In his not-for-profit affiliations, Mr. Spoon was a member of the Board of Regents at the Smithsonian Institution (formerly Vice Chairman) and is now a member of the MIT Corporation (and its Executive Committee), where he also serves as a member of the board of directors of edX (an online education platform). In nominating Mr. Spoon, the Board considered his extensive private and public company board and committee experience and public company management experience, all of which the Board believes give him particular insight into business strategy, leadership and marketing in the media industry. The Board also considered Mr. Spoon's private equity experience, which the Board believes gives him particular insight into trends in the internet and technology industries, as well as into acquisition strategy and finance.

        Mark Stein, age 49, has been a director of Match Group since November 2015. Mr. Stein has served as Executive Vice President and Chief Strategy Officer of IAC since January 2016 and prior to that time, served as Senior Vice President and Chief Strategy Officer of IAC from September 2015. Mr. Stein previously served as both Senior Vice President of Corporate Development at IAC (from January 2008) and Chief Strategy Officer of IAC Search & Applications, the desktop software, mobile applications and media properties that comprised IAC's former Search & Applications segment (from November 2012). Prior to his service in these roles, Mr. Stein served in several other capacities for IAC and its businesses, including as Chief Strategy Officer of Mindspark Interactive Network from 2009 to 2012, and prior to that time as Executive Vice President of Corporate and Business Development of IAC Search & Media. In nominating Mr. Stein, the Board considered the unique knowledge and experience that he has gained through his various roles with IAC since 2005, as well as his high levels of financial and legal literacy, experience in operating a variety of online consumer service businesses and expertise regarding investments, partnerships and other strategic transactions.

        Gregg Winiarski, age 46, has been a director of Match Group since October 2015. Mr. Winiarski has served as Executive Vice President, General Counsel and Secretary of IAC since February 2014 and previously served as Senior Vice President, General Counsel and Secretary of IAC from February 2009 to February 2014. Mr. Winiarski previously served as Associate General Counsel of IAC from February 2005, during which time he had primary responsibility for all legal aspects of IAC's mergers and acquisitions and other transactional work. Prior to joining IAC in February 2005, Mr. Winiarski was an associate with Skadden, Arps, Slate, Meagher & Flom LLP, a global law firm, from 1996 to February 2005. Prior to joining Skadden, Mr. Winiarski was a certified public accountant with Ernst & Young in New York. In nominating Mr. Winiarski, the Board considered the unique knowledge and experience regarding Match Group and its businesses that he has gained through his various roles with IAC since 2005, most recently his role as Executive Vice President and General Counsel, as well as his high level of financial literacy and expertise regarding mergers, acquisitions, investments and other strategic transactions.

        Sam Yagan, age 40, has been a director and served as Vice Chairman (in a non-executive capacity) of Match Group since February 2016. Mr. Yagan previously served as Chief Executive Officer of the Company from December 2013 through December 2015 and as Chief Executive Officer of Match.com, Inc. from September 2012 to December 2013. Prior to his service in these roles, Mr. Yagan served as Chief Executive Officer of OkCupid, which he co-founded in May 2003 and IAC acquired in February 2011. Mr. Yagan has served as Chief Executive Officer of ShopRunner, a members-only online shopping service, since July 2016. In nominating Mr. Yagan, the Board considered the unique knowledge and experience regarding Match Group and its businesses that he has gained through his various roles with Match Group and Match.com since 2012, most recently his role as Chief Executive Officer of Match Group, as well his role as co-founder of OkCupid and his high levels of technological, product and industry expertise.

Corporate Governance

        Controlled Company Status. Match Group is subject to the Marketplace Rules of The Nasdaq Stock Market, LLC (the "Marketplace Rules"), which exempt "Controlled Companies" from certain Nasdaq corporate governance requirements. A "Controlled Company" is a company of which more than 50% of the voting power is held by an individual, group or another company.

        IAC controls a majority of the voting power of Match Group capital stock. Based on 47,285,464 shares of Match Group common stock and 209,919,402 shares of Match Group Class B common stock, respectively, outstanding on the record date (April 27, 2017), IAC beneficially owns equity securities of Match Group representing approximately 97.9% of the total voting power of Match Group capital stock. IAC has filed a Statement of Beneficial Ownership on Schedule 13D, as amended, relating to its Match Group holdings with the SEC. On this basis, Match Group is relying on the exemption for Controlled Companies from certain Nasdaq corporate governance requirements, specifically, those that would otherwise require that:

  •
  a majority of Match Group's Board of Directors consist of "independent" directors, as such term is defined in the Marketplace Rules; and

  •
  Match Group have a nominating/governance committee comprised entirely of "independent" directors with a written charter addressing such committee's purpose and responsibilities.

        Leadership Structure. The Company's business and affairs are overseen by its Board of Directors, which currently has eleven members. There is one management representative and there are four IAC representatives on the Board. Of the six remaining current directors, five are independent. The Board has an Audit Committee and a Compensation and Human Resources Committee, each comprised solely of independent directors. For more information regarding director independence and our Board Committees, see the discussion under Director Independence beginning on page 9 and Board Committees beginning on page 11. All of our directors play an active role in Board matters, are encouraged to communicate among themselves and directly with the Chairman and Chief Executive Officer and have full access to Company management at all times.

        Our independent directors meet in scheduled executive sessions without management present at least twice a year and may schedule additional meetings as they deem appropriate. We do not have a lead independent director or any other formally appointed leader for these sessions. The independent membership of our Audit and Compensation and Human Resources Committees ensures that directors with no ties to Company management are charged with oversight for all financial reporting and executive compensation related decisions made by Company management. At each regularly scheduled Board meeting, the Chairperson of each of these committees will provide the full Board with an update of all significant matters discussed, reviewed, considered and/or approved by the relevant committee since the last regularly scheduled Board meeting.

        Mr. Blatt has served as both our Chairman and Chief Executive Officer since January 2016. The Company has concluded that separate roles of Chairman and Chief Executive Officer are not necessary given that each of the principal geographic markets for the Company's dating brands and businesses, as well as certain of the Company's brands and businesses, have fully developed management teams reporting directly to senior Match Group management and the related belief that a less centralized operating structure that pushes talent and decision-making closer to the Company's businesses is the best way to achieve the Company's long-term growth objectives. At this time, we believe that this leadership structure is the most appropriate one for the Company and its stockholders.

        Risk Oversight. Company management is responsible for assessing and managing the Company's exposure to various risks on a day-to-day basis, which responsibilities include the creation of appropriate risk management programs and policies. Company management has developed and implemented guidelines and policies to identify, assess and manage significant risks facing the Company. In developing this framework, the Company recognized that leadership and success are impossible without taking risks; however, the imprudent acceptance of risks or the failure to appropriately identify and mitigate risks could adversely impact stockholder value. The Board is responsible for overseeing Company management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and through discussions with Company management, as well as through the Board's Audit and Compensation and Human Resources Committees, which examine various components of financial and compensation-related risks, respectively, as part of their responsibilities. In addition, an overall review of risks is inherent in the Board's consideration of the Company's long-term strategies and in the transactions and other matters presented to the Board, including significant capital expenditures, acquisitions and divestitures and financial matters. The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the Chairman and Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

        Compensation Risk Assessment. We periodically conduct risk assessments of our compensation policies and practices for our employees, including those related to our executive compensation programs. The goal of these assessments is to determine whether the general structure of the Company's compensation policies and programs and the administration of these programs pose any material risks to the Company. The findings of any risk assessment are discussed with the Compensation and Human Resources Committee. Based upon our assessments, we believe that our compensation policies and programs do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

        Director Independence. Under the Marketplace Rules, the Board has a responsibility to make an affirmative determination that those members of the Board who serve as independent directors do not have any relationships with us and our businesses (and/or IAC and its businesses) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In connection with the independence determinations described below, the Board reviewed information regarding transactions, relationships and arrangements relevant to independence, including those required by the Marketplace Rules. This information is obtained from director responses to questionnaires circulated by Company management, as well as from Company records and publicly available information. Following these determinations, Company management monitors those transactions, relationships and arrangements that were relevant to such determinations, as well as periodically solicits updated information potentially relevant to independence from internal personnel and directors, to determine whether there have been any developments that could potentially have an adverse impact on the Board's prior independence determinations.

        In February 2017, the Board determined that each of Mses. De Rycker. McDaniel and Seymon and Messrs. McInerney and Spoon is independent. In connection with these determinations, the Board considered that in the ordinary course of business, Match Group and its businesses (and/or IAC and its businesses) may sell products and services to, and/or purchase products and services from, companies at which certain directors are employed or serve as directors, or over which certain directors otherwise exert control. Furthermore, the Board considered whether there were any payments made to (or received from) such entities by Match Group and its businesses (and/or IAC and its businesses).

        In the case of all five independent directors, there were no such payments to/from Match Group or its businesses known to Company management for the Board to consider. In the case of Mr. Spoon, the Board also considered payments for services between each of IAC and Match Group, on the one hand, and certain Polaris Partners portfolio companies, on the other hand. Of the remaining incumbent directors, Mr. Blatt is an executive officer of the Company, Mr.Yagan served as an executive officer of the Company during the past three years and Messrs. Levin, Schiffman, Stein and Winiarski are executive officers of IAC. Given these relationships, none of these directors is independent.

        In addition to the satisfaction of the director independence requirements set forth in the Marketplace Rules, members of the Audit and Compensation and Human Resources Committees have also satisfied separate independence requirements under the current standards imposed by the SEC and the Marketplace Rules for audit committee members and by the SEC, the Marketplace Rules and the Internal Revenue Service for compensation committee members.

        Director Nominations. As a result of the Controlled Company exemption, the Board does not have a nominating committee or other committee performing similar functions nor any formal policy on nominations. While there are no specific requirements for eligibility to serve as a director of Match Group, in evaluating candidates, the Board will consider (regardless of how the candidate was identified or recommended) whether the professional and personal ethics and values of the candidate are consistent with those of Match Group, whether the candidate's experience and expertise would be beneficial to the Board, whether the candidate is willing and able to devote the necessary time and energy to the work of the Board and whether the candidate is prepared and qualified to represent the best interests of Match Group's stockholders. While the Board does not have a formal diversity policy, it also considers the overall diversity of the experiences, characteristics, attributes, skills and backgrounds of candidates relative to those of other Board members and those represented by the Board as a whole to ensure that the Board has the right mix of skills, expertise and background.

        The Board does not have a formal policy regarding the consideration of director nominees recommended by stockholders, as to date Match Group has not received any such recommendations. However, the Board would consider such recommendations if made in the future. Stockholders who wish to make such a recommendation should send the recommendation to Match Group, 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Attention: Corporate Secretary. The envelope must contain a clear notation that the enclosed letter is a "Director Nominee Recommendation." The letter must identify the author as a stockholder, provide a brief summary of the candidate's qualifications and history, together with an indication that the recommended individual would be willing to serve (if elected), and must be accompanied by evidence of the sender's stock ownership. Any director recommendations will be reviewed by the Corporate Secretary and the Chairman, and if deemed appropriate, will be shared with the entire Board for further review.

        Communications with the Match Group Board. Stockholders who wish to communicate with Match Group's Board of Directors or a particular director may send any such communication to Match Group, 8750 North Central Expressway, Suite 1400, Dallas, Texas, 75231, Attention: Corporate Secretary.

        The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder—Board Communication" or "Stockholder—Director Communication." All such letters must identify the author as a stockholder, provide evidence of the sender's stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then review such correspondence and forward it to the Board, or to the specified director(s), if appropriate.

The Board and Board Committees

        The Board. The Board met five times and acted by written consent two times during 2016. During 2016, all then incumbent directors attended at least 75% of the meetings of the Board and the Board committees on which they served. Directors are not required to attend annual meetings of Match Group stockholders. Three members of the Board of Directors attended Match Group's 2016 Annual Meeting of Stockholders.

        The Board currently has two standing committees: the Audit Committee and the Compensation and Human Resources Committee.

        Audit Committee. The members of the Company's Audit Committee, all of whom are independent directors, are Ms. Seymon and Messrs. McInerney and Spoon (Chairperson). The Audit Committee met nine times and did not take any action by written consent during 2016. The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which was filed as Appendix A to Match Group's 2016 Annual Meeting proxy statement. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring: (i) the integrity of Match Group's financial statements, (ii) the effectiveness of Match Group's internal control over financial reporting, (iii) the qualifications and independence of Match Group's independent registered public accounting firm, (iv) the performance of Match Group's internal audit function and independent registered public accounting firm, (v) Match Group's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by Match Group with legal and regulatory requirements. In fulfilling its purpose, the Audit Committee maintains free and open communication among itself, the Company's independent registered public accounting firm, the Company's internal auditors and Company management. The formal report of the Audit Committee is set forth on page 19.

        The Board has concluded that Mr. Spoon is an "audit committee financial expert," as such term is defined in applicable SEC rules, as well as the Marketplace Rules.

        Compensation and Human Resources Committee. The members of the Company's Compensation and Human Resources Committee, all of whom are independent directors, are Mses. De Rycker, McDaniel (Chairperson) and Seymon. The Compensation and Human Resources Committee met seven times and acted by written consent seven times during 2016. The Compensation and Human Resources Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which was filed as Appendix B to to Match Group's 2016 Annual Meeting proxy statement. The Compensation and Human Resources Committee is appointed by the Board to assist the Board with all matters relating to the compensation of the Company's executive officers and has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect the Company's executive officers. The Compensation and Human Resources Committee may form and delegate authority to subcommittees and may delegate authority to one or more of its members. The Compensation and Human Resources Committee may also delegate to one or more of the Company's executive officers the authority to make grants of equity-based compensation to eligible individuals (other than directors or executive officers) to the extent allowed under applicable law. For additional information on Match Group's processes and procedures for the consideration and determination of executive compensation and the related roles of the Compensation and Human Resources Committee, Company management and consultants, see the discussion under Compensation Discussion and Analysis generally beginning on page 21. The formal report of the Compensation and Human Resources Committee is set forth on page 27.

PROPOSAL 2—APPROVAL OF THE 2017 STOCK AND ANNUAL INCENTIVE PLAN

Proposal and Required Vote

        Our Board adopted the Match Group, Inc. 2017 Stock and Annual Incentive Plan (the "2017 Plan") on April 26, 2017, subject to approval by our stockholders.

        Approval of the 2017 Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR the approval of the 2017 Stock Plan Proposal.

Overview

        General. The purpose of the 2017 Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide them with incentives that are directly linked to the future growth and profitability of our business. The 2017 Plan is an important part of our overall compensation program, as it will allow us to make incentive awards to our current and prospective officers, employees, directors and consultants.

        After it is approved by our stockholders, the 2017 Plan will allow awards granted under the plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code generally places a one million dollar annual limit on a company's tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. To qualify as performance-based compensation under Section 162(m) of the Code, the compensation must (among other requirements) be subject to the attainment of performance goals that have been disclosed to stockholders and approved by a majority stockholder vote. We are asking stockholders to approve the material terms of the performance goals under the 2017 Plan so that the Company may make awards that qualify as performance-based compensation under Section 162(m) of the Code, and thus, would be tax deductible. For purposes of Section 162(m) of the Code, the material terms of the performance goals requiring stockholder approval include the:

  •
  employees eligible to receive awards under the 2017 Plan;

  •
  business criteria that may be used as the basis for performance goals; and

  •
  limits on the maximum amount of compensation payable to any employee during a given time period.

        By approving the 2017 Plan, our stockholders will be approving, among other things, the eligibility requirements, business criteria that may be used as the basis for performance goals and limits on various cash and stock awards contained therein for purposes of Section 162(m) of the Code.

        Promotion of Good Compensation Practices. The 2017 Plan is designed to reinforce the alignment between equity compensation arrangements for officers, employees, directors and consultants, on the one hand, and stockholder interests, on the other hand, and, as highlighted below, includes the following provisions that the Company believes represent good compensation practices:

  •
  No discounted stock options—stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

  •
  No "repricing" without stockholder approval—the Company may not, without the approval of stockholders: (i) reduce the exercise price of an outstanding stock option or the grant price of an outstanding stock appreciation right ("SAR") or (ii) cancel and re-grant an outstanding stock option or SAR or exchange such stock option or SAR for either cash or a new award with a lower (or no) exercise price when the exercise price of such stock option or the grant price of such SAR is above the fair market value of a share of common stock;

  •
  No "evergreen" provision—there is no "evergreen" feature pursuant to which the shares available for issuance under the 2017 Plan can be automatically replenished;

  •
  No transferability—awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation and Human Resources Committee;

  •
  No automatic grants—the 2017 Plan does not provide for "reload" or other automatic grants to participants; and

  •
  No tax gross-ups—the 2017 Plan does not provide for any tax gross-ups.

        Key Data. The following table includes information regarding outstanding equity awards under the Company's 2015 Stock and Annual Incentive Plan (the "2015 Plan"), shares available for future equity awards under the 2015 Plan and total shares of Match Group common stock outstanding as of December 31, 2016:

Total shares underlying outstanding stock options	33,645,957(1)(2)
Weighted average exercise price of outstanding stock options	$12.31
Weighted average remaining contractual life of outstanding stock options	7.5 years
Total shares underlying outstanding restricted stock units ("RSUs")	2,239,636(3)
Total shares currently available for grants of new equity awards	4,983,880(4)
Total shares outstanding	45,797,402

(1)
This amount: (i) includes awards granted pursuant to equity compensation plans that were in place prior to the completion of the Company's initial public offering in November 2015, which plans were automatically terminated, replaced and superseded by the 2015 Plan upon the completion of the offering, and which awards were assumed under the 2015 Plan and will remain in effect pursuant to their terms under the 2015 Plan, and (ii) excludes shares of Match Group common stock that may be issuable upon the settlement of equity awards denominated in the equity of Tinder (the "Subsidiary Equity Awards"). For a description of Subsidiary Equity Awards, see Note 12—Stock-based compensation—Equity Instruments Denominated in the Shares of Certain Subsidiaries to the consolidated and combined financials in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference.

(2)
Includes performance-based stock option awards and reflects the maximum number of stock options that would vest if the highest level of performance condition is achieved (up to 4,852,304 options, 3,322,304 of which were granted in February 2015). Based on the Company's February 2017 assessment of the conditions associated with the awards granted in February 2015, 107,459 stock options underlying these awards were ultimately earned, with the remainder of these awards being forfeited and canceled in their entirety.

(3)
Includes performance-based RSU awards and reflects the maximum number of RSUs that would vest if the highest level of performance condition is achieved.

(4)
As of March 31, 2017, approximately 1.1 million shares of Match Group common stock remained available for future grants under the 2015 Plan. The Company intends to use these shares, together with any additional shares that may again become available for grant pursuant to Section 3(c) the 2015 Plan, for future grants and/or to settle Subsidiary Equity Awards. The number of shares available for future grant as of March 31, 2017 excludes approximately 18.2 million shares reserved under the 2015 Plan exclusively to settle Subsidiary Equity Awards granted prior to the completion of the Company's initial public offering in November 2015.

Summary of Terms of the 2017 Plan

        The principal features of the 2017 Plan are described below. This summary is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which is attached as Appendix A to this proxy statement and incorporated into this proxy statement by reference.

        Administration. The 2017 Plan will be administered by the Compensation and Human Resources Committee of our Board of Directors (for purposes of this summary, the "Committee"). Among other things, the Committee has the authority to select individuals to whom awards may be granted and determine the types of awards, as well as determine the number of shares of our common stock to be covered by each award and the terms and conditions of each award.

        Term. Awards under the 2017 Plan may be made for ten years following the date on which the Company's stockholders approve the 2017 Plan (May 19, 2017).

        Eligibility. Awards may be granted under the 2017 Plan to current or prospective officers, employees, directors and consultants of Match Group and its subsidiaries and affiliates. As of April 27, 2017, approximately 1,800 individuals would be eligible to participate in the 2017 Plan. During 2016, 210 individuals received awards under the 2015 Plan.

        Shares Subject to the 2017 Plan. The 2017 Plan provides that the aggregate number of shares of our common stock that may be subject to awards under the 2017 Plan cannot exceed 35,000,000. No participant may be granted, in each case, during any calendar year, stock options and stock appreciation rights ("SARs") covering in excess of 10,000,000 shares or other stock-based performance-based awards intended to qualify under Section 162(m) of the Code covering in excess of 10,000,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 10,000,000. The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement.

        The shares subject to grant under the 2017 Plan will be made available from authorized but unissued shares or from treasury shares, as determined from time to time by the Board. To the extent that any award is forfeited or any stock option or SAR terminates, expires or lapses without being exercised or any award is settled for cash, the shares underlying such awards that were not issued as a result thereof will again be available for awards under the 2017 Plan. If the exercise price of any stock option and/or the tax withholding obligations relating to any award are satisfied by delivering shares (by either actual delivery or by attestation), only the number of shares issued net of the shares delivered or attested to will be deemed issued for purposes of the 2017 Plan limits. To the extent any shares underlying an award are withheld to satisfy the exercise price (in the case of a stock option) and/or the tax withholding obligations relating to such award, such shares are not deemed to have been issued for purposes of the 2017 Plan.

        The closing price of Match Group common stock, as reported on the NASDAQ Stock Market on April 27, 2017 was $18.83 per share.

        Stock Options and SARs. Stock options granted under the 2017 Plan can either be incentive stock options ("ISOs") or nonqualified stock options. SARs granted under the 2017 Plan can be granted either alone or in tandem with a stock option. The exercise price of stock options and SARs cannot be less than 100% of the fair market value per share of Match Group common stock underlying the awards on the grant date. Stock options and SARs cannot be repriced without stockholder approval. Holders of stock options may pay the exercise price in cash or, if approved by the Committee, in shares of Match Group common stock (valued at their fair market value on the date of exercise) or a combination thereof, by way of a "cashless exercise" through a broker or by way of the Company withholding shares otherwise issuable on exercise. While the term of stock options and SARs are as determined by the Committee, a stock option may not have a term longer than ten years from the grant date. The Committee determines the vesting and exercise schedule of stock options and SARs, which the Committee may waive or accelerate at any time in its discretion, and the extent to which stock options and SARs will remain exercisable after an award holder's termination of employment. Generally, unvested stock options and SARs are canceled and forfeited upon a termination of employment, and vested stock options and SARs remain exercisable for one year after an award holder's death, disability or retirement and for 90 days after the award holder's termination of employment for any other reason. Vested stock options and SARs are also canceled and forfeited upon an award holder's termination for cause. Stock options and SARs are transferable only by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order or, in the case of nonqualified stock options or SARs, as otherwise expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to an award holder's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise.

        Restricted Stock. The 2017 Plan provides for the award of shares that are subject to forfeiture and restrictions on transferability as set forth in the 2017 Plan and as may be otherwise determined by the Committee. Except for these restrictions and any others imposed by the Committee, upon the grant of a restricted stock award, the award holder will have rights of a stockholder with respect to the shares of Match Group common stock under the award, including the right to vote such shares and to receive all dividends and other distributions paid or made with respect such shares on such terms as will be set forth in the applicable award agreement. Unless otherwise determined by the Committee: (i) cash dividends with respect to the shares of Match Group common stock underlying the restricted stock award shall be automatically reinvested in additional shares of Match Group common stock, held subject to the vesting of the related restricted stock award, and (ii) dividends payable in shares of Match Group common stock shall be paid in the form of additional shares of Match Group common stock, held subject to the vesting of the related restricted stock award. Restricted stock awards granted under the 2017 Plan may or may not be subject to performance conditions. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock. Generally, all shares underlying unvested restricted stock awards shall be forfeited upon an award holder's termination of employment, unless the Committee waives such forfeiture.

        RSUs. The 2017 Plan also provides for the award of restricted stock units ("RSUs"). RSUs are awards denominated in shares of Match Group common stock that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares of Match Group common stock or both, based upon the fair market value of a specified number of shares of Match Group common stock. RSUs are not shares of our common stock and do not entitle the award holder to the rights of a stockholder. The relevant RSU award agreement will specify whether, to what extent and on what terms and conditions the award holder will be entitled to receive current or delayed payments of cash, shares or other property corresponding to the dividends payable on the shares of Match Group common stock underlying the RSU award. RSUs granted under the 2017 Plan may or may not be subject to performance conditions. The award holder may not sell, transfer, pledge or otherwise encumber RSUs granted under the 2017 Plan prior to their vesting. Generally, all unvested RSUs shall be forfeited upon an award holder's termination of employment, unless the Committee waives such forfeiture.

        Other Stock-Based Awards. Other stock-based awards and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Match Group common stock, including unrestricted stock, dividend equivalents and convertible debentures, may be granted under the 2017 Plan. Shares covered by the 2017 Plan may be used to satisfy obligations with respect to equity awards that correspond to the value of certain Match Group subsidiaries.

        Cash-Based Awards. Cash-based awards may be granted under the 2017 Plan. No participant may be granted cash-based awards with an aggregate maximum payment value in any calendar year in excess of ten million dollars if the awards are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code.

        Performance Goals. The 2017 Plan provides that performance goals may be established by the Committee in connection with the grant of any award under the 2017 Plan. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code, such goals must be based on the attainment of specified levels of one or more of the following measures: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing-spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any subsidiary, affiliate, division or department of the Company.

        Change in Control. Unless otherwise provided by the Committee in an award agreement or otherwise, in the event that, during the two-year period following a change in control of Match Group, a participant's employment is terminated by Match Group, other than for cause or disability, or a participant resigns for good reason:

  •
  any SARs and stock options outstanding as of the date of the award holder's termination of employment that were outstanding as of the date of the change in control will become fully exercisable and vested and will remain exercisable for the greater of: (i) the period that they would have remained exercisable absent the change in control provision and (ii) the lesser of the original term or one year following such termination of employment;

  •
  the restrictions applicable to restricted stock awards will lapse and such restricted stock will become free of all restrictions and fully vested and transferable; and

  •
  all RSUs will be considered to be earned and payable in full, any restrictions will lapse and such RSUs will be settled in cash or shares as promptly as practicable.

        The Committee or Board may provide for different treatment in the event of a change in control, including vesting of awards upon a change in control. A spin-off of the Company from IAC will not constitute a change of control for purposes of the 2017 Plan.

        Amendment and Discontinuance. The 2017 Plan may be amended, altered or discontinued by our Board of Directors, but no amendment, alteration or discontinuance may impair the rights of an award holder under any award previously granted under the 2017 Plan without the award holder's consent. Amendments to the 2017 Plan will require stockholder approval to the extent such approval is required by law or the listing standards of the applicable exchange. After approved by the Company's stockholders, the 2017 Plan will terminate on May 19, 2027.

Anticipated Awards Under the 2017 Plan

        With the exception of 1,855,600 shares of Match Group common stock underlying equity awards granted to employees (other than named executive officers) in February 2017 under the 2017 Plan, the effectiveness of which is contingent upon stockholder approval of the 2017 Plan, no benefits or amounts have been granted, awarded or received under the 2017 Plan and we cannot currently determine the benefits or number of shares subject to awards that may be granted to eligible employees and directors under the 2017 Plan in the future. However, see the table below for information regarding awards that would have been received or allocated to participants under the 2017 Plan for the year ended December 31, 2016 if the 2017 Plan had been in effect. All awards reflected in the table below were granted under the 2015 Plan.

	Number of Shares Underlying Stock Options		Stock Option Exercise Price ($)	Number of Restricted Stock Units
Chairman and Chief Executive Officer	—		—	—
Chief Financial Officer	—		—	—
Chief Strategy Officer	225,000		$10.11	—
General Counsel & Secretary	250,000		$14.99	10,006
All named executive officers, as a group	475,000		$12.68	10,006
All other employees, as a group	8,240,252	(1)	$11.38	1,935,300	(1)
All non-employee directors as a group	—		—	81,645

(1)
Includes performance-based stock options and RSUs, as applicable, and reflects the maximum number of stock options or RSUs, as applicable, that would vest if the highest level of performance condition is achieved.

U.S. Federal Income Tax Consequences

        The following is a summary of certain federal income tax consequences of awards made under the 2017 Plan based upon the laws in effect as of the date of this proxy statement. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a given participant under the 2017 Plan. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

        Non-Qualified Stock Options. Participants will not recognize taxable income when a non-qualified stock option is granted and we will not be entitled to a tax deduction at such time. A Participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) upon the exercise of a non-qualified stock option in an amount equal to the excess of the fair market value of the shares acquired over their exercise price and we generally will be entitled to a corresponding deduction.

        Incentive Stock Options. Participants will not recognize taxable income when an incentive stock option is granted. Participants will not recognize taxable income (except for purposes of the alternative minimum tax) upon the exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participants will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the shares on the exercise date will be treated as capital gain.

        SARs. Participants will not recognize taxable income when a SAR is granted and we will not be entitled to a tax deduction at such time. Upon exercise, participants will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) equal to the fair market value of any shares issued and the amount of cash paid by us and we generally will be entitled to a corresponding deduction.

        Restricted Stock. Participants will not recognize taxable income when restricted stock awards are granted and we will not be entitled to a tax deduction at such time, unless a participant makes an election under Section 83(b) of the Code to be taxed at grant. If such an election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such an election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time the award's restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the award's restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Restricted Stock Units. Participants will not recognize taxable income when RSUs are granted and we will not be entitled to a tax deduction at such time. Participants will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

        Limitations under Section 162(m) of the Code. As explained above, Section 162(m) of the Code generally places a $1 million annual limit on a Company's tax deduction for compensation paid to certain senior executives, other than compensation that satisfies the applicable requirements for a performance-based compensation exception. The 2017 Plan is designed so that stock options, RSUs and SARs qualify for this exemption, and it also permits the Committee to grant other awards designed to qualify for this exception. However, the Committee reserves the right to grant awards that do not qualify for this exception, and, in some cases, the exception may cease to be available for some or all awards that otherwise so qualify. Thus, it is possible that Section 162(m) of the Code may disallow compensation deductions that would otherwise be available to the Company.

        The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2017 Plan. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the 2017 Plan.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to stockholder ratification, the Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Match Group's independent registered public accounting firm for the fiscal year ending December 31, 2017. Ernst & Young LLP has served as the independent registered public accounting firm for IAC and Match Group (when it was a wholly-owned subsidiary of IAC and following the completion of its initial public offering in November 2015) for many years and is considered by management to be well qualified.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of Match Group capital stock present at the Annual Meeting in person or represented by proxy and voting together.

        The Board recommends that our stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Match Group's independent registered public accounting firm for the fiscal year ending December 31, 2017.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee functions pursuant to a written charter adopted by the Board of Directors, the most recent version of which was filed as Appendix A to Match Group's 2016 Annual Meeting proxy statement. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board of Directors with the monitoring of: (i) the integrity of Match Group's financial statements, (ii) the effectiveness of Match Group's internal control over financial reporting, (iii) the qualifications and independence of Match Group's independent registered public accounting firm, (iv) the performance of Match Group's internal audit function and independent registered public accounting firm, (v) Match Group's risk assessment and risk management policies as they relate to financial and other risk exposures and (vi) the compliance by Match Group with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Match Group's financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management and Match Group's independent registered public accounting firm.

        In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Match Group for the fiscal year ended December 31, 2016 with Match Group's management and Ernst & Young LLP, Match Group's independent registered public accounting firm.

        The Audit Committee has discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standard No. 1301, "Communications with Audit Committees." In addition, the Committee has received the written disclosures and letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence from Match Group and its management.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for Match Group for the fiscal year ended December 31, 2016 be included in Match Group's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Members of the Audit Committee

Alan G. Spoon (Chairperson)
Thomas J. McInerney
Pamela S. Seymon

Fees Paid to Our Independent Registered Public Accounting Firm

        The following table sets forth fees for all professional services rendered by Ernst & Young LLP to Match Group for the years ended December 31, 2016 amd 2015:

	2016		2015
Audit Fees	$2,416,400	(1)	$3,980,000	(2)
Audit-Related Fees	—		—
Total Audit and Audit-Related Fees	$2,416,000		$3,980,000
Tax Fees	5,000	(3)	—

Total Fees	$2,421,400		$3,980,000

(1)
Audit Fees in 2016 include: (i) fees associated with the annual audit of financial statements and internal control over financial reporting and the review of periodic reports, (ii) statutory audits (audits performed for certain Match Group businesses in various jurisdictions abroad, which audits are required by local law), (iii) fees for services performed in connection with the registration of Match Group's 6.75% Senior Notes due 2022 and 6.375% Senior Notes due 2024 in July 2016 (together, the "Senior Notes"), as well as the review and issuance of the related comfort letter and other services related to the registration, and (iv) accounting consultations.

(2)
Audit Fees in 2015 include: (i) fees for the audit performed in connection with our IPO, as well as the review of the related SEC registration statements, issuance of consents and comfort letter, accounting consultations and other services related to the IPO, (ii) amounts allocated by IAC to the Company for its share of IAC's consolidated audit fees for its annual audit of financial statements and internal control over financial reporting, (iii) fees for the audit performed in connection with the Company's acquisition of Plentyoffish Media Inc. in October 2015, (iv) statutory audits and (v) fees for services performed in connection with the issuance of the Company's 6.75% Senior Notes due 2022 in November 2015, as well as the review and issuance of the related comfort letter and other services related to the issuance.

(3)
Tax Fees in 2016 primarily include fees paid for tax compliance services.

Audit and Non-Audit Services Pre-Approval Policy

        The Audit Committee has a policy governing the pre-approval of all audit and permitted non-audit services performed by Match Group's independent registered public accounting firm in order to ensure that the provision of these services does not impair such firm's independence from Match Group and its management. Unless a type of service to be provided by Match Group's independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any proposed services in excess of pre-approved cost levels also require specific pre-approval by the Audit Committee. In all pre-approval instances, the Audit Committee considers whether such services are consistent with SEC rules regarding auditor independence.

        All Tax services require specific pre-approval by the Audit Committee. In addition, the Audit Committee has designated specific services that have the pre-approval of the Audit Committee (each of which is subject to pre-approved cost levels) and has classified these pre-approved services into one of three categories: Audit, Audit-Related and All Other (excluding Tax). The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee revises the list of pre-approved services from time to time. Pre-approved fee levels for all services to be provided by Match Group's independent registered public accounting firm are established periodically from time to time by the Audit Committee.

        Pursuant to the pre-approval policy, the Audit Committee may delegate its authority to grant pre-approvals to one or more of its members, and has currently delegated this authority to its Chairman. The decisions of the Chairman (or any other member(s) to whom such authority may be delegated) to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services to management.

INFORMATION CONCERNING MATCH GROUP EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

        Background information about Match Group's current executive officers who are not director nominees is set forth below. For background information about Match Group's Chairman and Chief Executive Officer, Gregory R. Blatt, see the discussion under Information Concerning Director Nominees beginning on page 5.

        Jared F. Sine, age 37, has served as General Counsel and Secretary of Match Group since July 2016. Prior to that time, Mr. Sine was Vice President and Associate General Counsel of Expedia, Inc. ("Expedia") from July 2015 to June 2016 and in that capacity was responsible for mergers, acquisitions and other strategic transactions. Prior to that time, Mr. Sine held a variety of legal positions at Expedia from October 2012. Prior to joining Expedia, Mr. Sine was an associate at the law firms of Latham & Watkins and Cravath, Swaine & Moore. Mr. Sine as a BS and JD from Brigham Young University.

        Gary Swidler, age 46, has served as Chief Financial Officer of Match Group since September 2015. Prior to that time, Mr. Swidler was a Managing Director and Head of the Financial Institutions Investment Banking Group at Bank of America Merrill Lynch ("Merrill Lynch") from April 2014 to August 2015. Prior to that time, Mr. Swidler held a variety of positions at Merrill Lynch and its predecessors since 1997, most recently as Managing Director and Head of Specialty Finance from April 2009 to April 2014. Prior to joining Merrill Lynch, Mr. Swidler was an associate at the law firm of Wachtell, Lipton, Rosen & Katz. Mr. Swidler has a BSE from the Wharton School at the University of Pennsylvania and a JD from New York University School of Law.

        Amarnath Thombre, age 44, has served as Chief Strategy Officer of Match Group, where he oversees the Company's strategy, research and analytics functions, since March 2015. Prior to that time, he served in a variety of roles at the Company, most recently as President, Match North America from April 2013 to March 2015 and prior to that time, as Senior Vice President and Vice President, Analytics. Prior to joining the Company in 2008, Mr. Thombre held various management and strategy roles at i2 Technologies, Inc., where he worked closely with multiple consumer businesses in order to drive the company's growth through supply chain innovation. Mr. Thombre holds an undergraduate degree in Engineering from the Indian Institute of Technology in Mumbai and a master's degree in Engineering from the University of Arizona.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        Our executive officers whose compensation is discussed in this compensation discussion and analysis (the "CD&A") and to whom we refer to as our named executive officers in this CD&A (the "NEOs") are:

  •
  Gregory R. Blatt, Chairman and Chief Executive Officer;

  •
  Gary Swidler, Chief Financial Officer;

  •
  Amarnath Thombre, Chief Strategy Officer; and

  •
  Jared Sine, General Counsel and Secretary (since July 2016).

Philosophy and Objectives

        Match Group's executive officer compensation program is designed to increase long-term stockholder value by attracting, retaining, motivating and rewarding leaders with the competence, character, experience and ambition necessary to enable Match Group to meet its growth objectives.

        Although Match Group is a publicly traded company, we attempt to foster an entrepreneurial culture given that we operate a broad and diverse portfolio of dating brands, and we seek to attract and retain senior executives with entrepreneurial backgrounds, attitudes and aspirations. Accordingly, when attempting to recruit and retain our executive officers, as well as other executives who may become executive officers at a later time, we compete not only with other public companies, but also with earlier stage companies, companies funded by financial sponsors, such as private equity and venture capital firms, financial sponsors themselves and professional firms. We structure our compensation program so that we can compete in this varied marketplace for talent, with an emphasis on variable, contingent compensation and long-term equity ownership.

        When establishing compensation packages for a given executive, Match Group follows a flexible approach, and makes decisions based on a host of factors particular to a given executive's situation, including our firsthand experience with the competition for recruiting and retaining executives, negotiation and discussion with the relevant individual, competitive survey data, internal equity considerations and other factors we deem relevant at the time.

        Similarly, Match Group does not follow an arithmetic approach to establishing compensation levels and measuring and rewarding performance, as we believe these approaches often fail to adequately take into account the multiple factors that contribute to success at the individual executive and business level. In any given period, Match Group may have multiple objectives, and these objectives, and their relative importance, often change as the competitive and strategic landscapes shift, even within a given compensation cycle. As a result, formulaic approaches often over-compensate or under-compensate a given performance level. Accordingly, we have historically avoided the use of strict formulas in our compensation practices and rely primarily on a discretionary approach.

Roles and Responsibilities

        The Compensation and Human Resources Committee of the Company's Board of Directors (for purposes of this CD&A, the "Committee") has primary responsibility for establishing the compensation of the Company's executive officers. All compensation decisions referred to throughout this CD&A have been made by the Committee, based (in part) on recommendations from Mr. Blatt (as described below), and with input from representatives of the Company's majority stockholder. The Committee currently consists of Mses. De Rycker, McDaniel (Chairperson) and Seymon.

        The executive officers participate in structuring Company-wide compensation programs and in establishing appropriate bonus and equity pools. In early 2017, Mr. Blatt met with the Committee and discussed his views of corporate and individual executive officer performance for 2016 for Messrs. Swidler, Thombre and Sine, and his recommendations for annual bonuses for those executive officers. He also discussed his own performance. Following these discussions, the Committee met in executive sessions to discuss these recommendations, including their views of corporate and individual performance for 2016 for Mr. Blatt. After consideration of these recommendations, the input and recommendations from representatives of the Company's majority stockholder and their own evaluations, the Committee ultimately determined annual bonus amounts for each executive officer.

        In establishing a given executive officer's compensation package, each individual component is evaluated independently and in relation to the package as a whole. Prior earning histories and outstanding long-term compensation arrangements are also reviewed and taken into account. However, Match Group does not believe in any formulaic relationship or targeted allocation between these elements. Instead, each individual executive's situation is evaluated on a case-by-case basis each year, considering the variety of relevant factors at that time.

        Although the Committee reserves the right to solicit the advice of consulting firms and engage legal counsel, except as noted below, no such consulting firms or legal counsel were engaged during 2016.

        In addition, from time to time, the Company may solicit survey or peer compensation data from various consulting firms. In 2016, the Company engaged Compensation Advisory Partners LLC ("CAP") to provide comparative market data in connection with the Company's own analysis of its equity compensation practices, but neither CAP nor any other compensation consultant had any role in determining or recommending the amount or form of executive compensation for 2016.

Compensation Elements

        Match Group's compensation packages for executive officers have primarily consisted of salary, annual bonuses, long term incentives (typically equity awards), and, to a more limited extent, perquisites and other benefits. Prior to making specific decisions related to any particular element of compensation, we typically review the total compensation of each executive, evaluating the executive's total near and long-term compensation in the aggregate. We then determine which element or combinations of compensation elements (salary, bonus and/or equity) can be used most effectively to further our compensation objectives. However, all such decisions are subjective, and are made on a facts and circumstances basis without any prescribed relationship between the various elements of the total compensation package.

Salary

        General. Match Group typically negotiates a new executive officer's starting salary upon arrival, based on the executive's prior compensation history, prior compensation levels for the particular position within Match Group, the location of a particular executive, salary levels of other executives within Match Group, salary levels available to the individual in alternative opportunities, reference to certain survey information and the extent to which Match Group desires to secure the executive's services.

        Once established, salaries can increase based on a number of factors, including the assumption of additional responsibilities, internal equity, periodic market checks and other factors that demonstrate an executive's increased value to Match Group.

        2016. Mr. Sine's salary of $350,000 was established upon his joining Match Group in July 2016. In establishing this salary level, Match Group relied on comparable positions, its general experience recruiting for similar roles and negotiations with this executive. No other executive officer salaries were established or adjusted during 2016.

Annual Bonuses

        General. Match Group's bonus program is designed to reward performance on an annual basis and annual bonuses are discretionary. Because of the variable nature of the bonus program, and because in any given year bonuses have the potential to make up a significant portion of an executive's total compensation, the bonus program provides an important incentive tool to achieve Match Group's annual objectives. Match Group generally pays bonuses shortly after year-end following finalization of financial results for the prior year.

        The determination of bonus amounts is based on a non-formulaic assessment of factors that vary from year to year. At the beginning of each year, the Committee sets performance objectives, which historically have been tied to the achievement of EBITDA (as defined below), revenue or share price performance targets during the forthcoming year, and maximum bonus amounts. In general, these performance targets are the minimum acceptable performance conditions, but with respect to which there is substantial uncertainty when we establish them. The establishment of performance targets and maximum bonus amounts is undertaken primarily to satisfy the requirements of Section 162(m) of the

Code. Satisfaction of one or more of the performance targets established by the Committee allows for the payment of bonuses that will be deductible by the Company for federal income tax purposes, should any bonuses be awarded to the Company's executive officers. However, satisfaction of the applicable performance targets does not obligate the Committee to approve any specific bonus amount for any executive officer, and the Committee has historically reduced the maximum bonus amount based on a discretionary assessment of Company and, to a lesser extent, individual performance. In determining individual annual bonus amounts, we consider a variety of factors regarding the Company's overall performance, such as growth in profitability or achievement of strategic objectives by the Company, an individual's performance and contribution to the Company, and general bonus expectations previously established between the Company and the executive. We do not quantify the weight given to any specific element or otherwise follow a formulaic calculation; however, Company performance tends to be the dominant driver of the ultimate bonus amount.

        The definition of EBITDA used for establishing Section 162(m) performance objectives comes from the 2015 Plan, and is as follows: "EBITDA" means for any period, operating profit (loss) plus, if applicable: (i) depreciation, (ii) amortization and impairment of intangibles, (iii) goodwill impairment, (iv) non-cash compensation expense, (v) restructuring charges, (vi) non-cash write-downs of assets, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts, and (ix) costs incurred for proposed and completed acquisitions.

        For 2016 bonuses, we considered a variety of factors, including year-over-year revenue and Adjusted EBITDA growth, levels of cash flow generated from operations, and certain strategic accomplishments, including debt financings, strategic merger and acquisition activity and the general successful operation of the Company in its first full year following its initial public offering. While these factors were the primary ones considered in setting bonus award amounts, the Committee also considered each executive officer's role and responsibilities, the relative contributions made by each executive officer during the year and the relative size of the bonuses paid to the other executive officers. With respect to bonuses for NEOs, the Committee considered the following: (i) with respect to Mr. Blatt, his role as Chairman and Chief Executive Officer of the Company, including his focus on overseeing the operations of, and developing the strategic agenda for, the Company, (ii) with respect to Mr. Swidler, his role as Chief Financial Officer of the Company, including his management of the Company's financial operations and his oversight of the Company's debt offering and term loan amendment, (iii) with respect to Mr. Thombre, his substantial contributions to significant strategic initiatives at the Company, as well as his substantial contributions in connection with Tinder's 2016 performance, and (iv) with respect to Mr. Sine, his role as General Counsel, including his management of the Company's legal operations.

        Executive officer bonuses tend to be highly variable from year-to-year depending on the performance of the Company and, in certain circumstances, individual executive officer performance. Accordingly, we believe our executive officer bonus program provides strong incentives to reach the Company's annual goals.

Long-Term Incentives

        General. Match Group believes that ownership shapes behavior, and that by providing a meaningful portion of an executive officer's compensation in stock based awards, an executive's incentives are aligned with stockholder interests in a manner that drives better performance over time. The primary long term incentives for our NEOs have been Match Group stock options, although Match Group restricted stock unit ("RSU") awards have also been granted from time-to-time.

        In setting particular award levels, the predominant objectives have been providing the executive with effective retention incentives and incentives for strong future performance. Appropriate levels to meet these goals may vary from year to year, and from executive to executive, based on a variety of factors.

        The annual corporate performance factors relevant to setting bonus amounts that were discussed above, while taken into account, have generally been less relevant in setting annual equity awards, as the awards tend to be more forward looking, and are a longer-term retention and reward instrument than annual bonuses.

        All equity awards have been approved by the Committee, other than the IAC equity awards granted to Messrs. Swidler and Thombre in 2016, which were approved by the IAC Compensation and Human Resources Committee. When granting Match Group equity awards, the Committee has taken into account historical practices, the Committee's view of market compensation generally, the dilutive impact of equity grants and desired short and long-term dilution levels, a given executive's existing equity holdings and their retention and incentive value and other relevant factors. When considering equity compensation for the Company's Chairman and Chief Executive Officer, the Committee also considered the input of representatives of the Company's majority stockholder.

        Except where otherwise noted, equity awards have been made following year-end after finalization of financial results for the prior year. Committee meetings at which the awards are made are generally scheduled well in advance and without regard to the timing of the release of earnings or other material information.

        2016 Awards. In February 2016, as part of the Company's annual year-end compensation review, Mr. Thombre received 225,000 stock options. In July 2016, in connection with his joining the Company as General Counsel and Secretary, Mr. Sine received 250,000 stock options and an RSU award with a dollar value of $150,000. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. Mr. Sine's RSUs vest in three equal installments on the first three anniversaries of the grant date. Messrs. Blatt and Swidler did not receive any Match Group stock option awards in 2016, as they both received substantial awards in late 2015.

        2017 Awards. In February 2017, as part of the Company's annual year-end compensation review, the Committee granted 125,000 stock options to Mr. Swidler, 200,000 stock options to Mr. Thombre and 100,000 stock options to Mr. Sine. The options vest 25% a year, on the first four anniversaries of the grant date, and have an exercise price equal to the closing price of the Company's common stock on the grant date. Also in February 2017, Mr. Swidler received 175,000 RSUs vesting in three equal installments on the first three anniversaries of the grant date, and Messrs. Thombre and Sine received 175,000 and 50,000 RSUs, respectively, vesting in two equal installments on the second and third anniversaries of the grant date. The Committee considered Mr. Blatt's outstanding equity awards, including the grant made to him at the time of the Company's initial public offering in November 2015, and elected not to make an additional award to Mr. Blatt in February 2017.

2016 Employment Agreements

        Mr. Blatt. On April 27, 2016 (the "Blatt Effective Date"), the Company and Mr. Blatt entered into a new employment arrangement. The agreement provides for an initial term of one (1) year from the Blatt Effective Date and provides for automatic renewals for successive one (1) year terms absent written notice from Match Group or Mr. Blatt ninety (90) days prior to the expiration of the then current term. During the term, Mr. Blatt will receive an annual base salary of $1,000,000 and will be eligible for discretionary annual bonuses. In the event Mr. Blatt's employment is involuntarily terminated: (i) he shall be entitled to salary continuation for twelve (12) months, subject to offset for amounts earned from other employment, and (ii) all Match Group equity awards (and equity awards issued by any Match Group subsidiary or its parent) that are outstanding on the date of termination and that would have vested during the six (6) month period following his date of termination (assuming that all such awards vested on a monthly basis) will vest on the termination date. Upon a termination of Mr. Blatt's employment for any reason other than for cause, all vested options shall remain exercisable for eighteen (18) months following the termination date. Mr. Blatt will also be subject to customary post-employment restrictive covenants, including a non-compete and a prohibition on soliciting Company employees and customers.

        Mr. Sine. Effective July 5, 2016 (the "Sine Effective Date"), the Company and Mr. Sine entered into an employment agreement, pursuant to which Mr. Sine became the Company's General Counsel and Secretary. The agreement has an initial term of one (1) year from the Sine Effective Date and provides for automatic renewals for successive one (1) year terms absent written notice from Match Group or Mr. Sine ninety (90) days prior to the expiration of the then current term. The agreement provides that Mr. Sine will be eligible to receive an annual base salary (currently $350,000), discretionary annual bonuses, equity awards and such other employee benefits as may be reasonably determined by the Committee. In connection with the commencement of Mr. Sine's employment, he was granted: (i) 10,006 restricted stock units (the "RSU Award") and (ii) 250,000 stock options with an exercise price equal to the closing price of the Company's common stock on the grant date. The RSU Award vests in three equal installments on first three anniversaries of the Sine Effective Date and the stock option awards vest in four equal installments on the first four anniversaries of the Sine Effective Date, in all cases, subject to Mr. Sine's continued employment with Match Group. In the event Mr. Sine's employment is involuntary terminated, he shall be entitled to salary continuation for twelve (12) months, subject to offset for amounts earned from other employment. Mr. Sine will also be subject to customary post-employment restrictive covenants, including a non-compete and a prohibition on soliciting Company employees and customers.

Change of Control

        Match Group believes that providing executives with change of control protection is sometimes important to allowing executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk during uncertain times. The terms of equity awards granted to senior executives generally include a so-called "double-trigger" change of control provision, as provided for under the 2015 Plan, which provides for the acceleration of the vesting of outstanding equity awards in connection with a change of control, but only when the executive suffers an involuntary termination of employment during the two (2) year period following such change of control. The Committee believes that providing for the acceleration of the vesting of equity awards after an involuntary termination in these circumstances will assist in the retention of our executives through a change of control transaction.

Severance

        We generally provide executive officers with some amount of salary continuation in the event of an involuntary termination of employment, and in certain instances, accelerate the vesting of certain equity awards held by such executive officers at the time of termination. The Company generally does not provide for the acceleration of the vesting of equity awards in the event an executive officer voluntarily resigns from the Company.

Other Compensation

        Under limited circumstances, certain Match Group executive officers have received non-cash and non-equity compensatory benefits. The value of these benefits, as and if applicable, is reported under the "Other Annual Compensation" column of the Summary Compensation Table on page 27 of this proxy statement pursuant to applicable rules. Match Group executive officers do not participate in any deferred compensation or retirement program other than IAC's 401(k) plan.

Tax Deductibility

        Match Group structures its compensation policies to qualify as performance-based compensation under Section 162(m) of the Code whenever it is reasonably possible to do so, while also meeting our compensation objectives. Nonetheless, from time to time, certain non-deductible compensation may be paid, and the Match Group Board of Directors and the Committee reserve the authority to award non-deductible compensation to named executive officers in appropriate circumstances.

COMPENSATION COMMITTEE REPORT

        The Compensation and Human Resources Committee has reviewed the Compensation Discussion and Analysis and discussed it with Company management. In reliance on its review and the discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in Match Group's 2016 annual report on Form 10-K and this proxy statement.

Members of the Compensation and Human Resources Committee

Ann L. McDaniel (Chairperson)
Sonali De Rycker
Pamela S. Seymon

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The membership of the Compensation and Human Resources Committee consisted of Mses. De Rycker, McDaniel (Chairperson) and Seymon during 2016. None of them has been an officer or employee of Match Group or IAC at any time during their respective service on the committee.

EXECUTIVE COMPENSATION

Overview

        This Executive Compensation section of this proxy statement sets forth certain information regarding total compensation earned by our named executives for the years 2014, 2015 and 2016, as well as Match Group and IAC equity awards made to our named executives in 2016, Match Group and IAC equity awards held by our named executives on December 31, 2016 and the dollar value realized by our named executives upon the vesting and exercise of Match Group and IAC equity awards during 2016. Unless otherwise indicated, stock and option awards in the table below are denominated in shares of Match Group.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Gregory R. Blatt	2016	$1,000,000	$3,000,000	—	—		$7,950	$4,007,950
Chairman and Chief	2015	$500,000	—	—	$19,689,991	(4)	$7,950	$20,197,941
Executive Officer	2014	$500,000	$500,000	—	$7,398,118	(5)	$295,257	$8,693,375
(since January 2016)
Gary Swidler	2016	$550,000	$1,100,000	—	$80,100	(6)	$7,308	$1,737,408
Chief Financial Officer	2015	$167,115	$700,000	$1,600,063	$5,335,069	(7)	$4,442	$7,866,689
(since September 2015)
Amarnath Thombre	2016	$350,000	$700,000	—	$671,850	(6)	$6,740	$1,728,590
Chief Strategy Officer	2015	$350,000	$250,000	—	$2,036,657	(7)	—	$2,636,657
	2014	$350,000	$275,000	—	—		$40,248	$665,248
Jared F. Sine	2016	$167,000	$225,000	$149,990	$952,500	(6)	$16,600	$1,511,090
General Counsel and Secretary
(since July 2016)

(1)
Reflects the dollar value of Match Group RSU awards, calculated by multiplying the number of RSUs awarded by the fair market value per share of Match Group common stock on the grant date.

(2)
These amounts represent the grant date fair value of awards granted in the year indicated, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

  Match Group stock options granted in 2016 and 2014 consist of stock options with vesting tied solely to continued employment ("Match Group Standard Awards"). Match Group stock options granted in 2015 consist of: (i) Match Group Standard Awards, (ii) stock options with vesting tied to continued employment and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal year(s) ended December 31, 2015 and/or 2016 ("Match Group Performance Awards") and (iii) stock options with vesting tied to continued employment and the satisfaction of certain conditions related to the performance of the Company's stock price ("Market Award").

  Match Group Standard Awards were valued using the Black-Scholes option pricing model. Match Group Performance Awards were valued using the Black-Scholes option pricing model and the grant date fair value of such awards in the table above reflects the grant date fair value of the number of options underlying such awards that were considered probable of vesting as of the grant date. As discussed in footnotes 4 and 7 below, a significantly smaller percentage of Match Group Performance Awards were ultimately earned in February 2017 relative to those that were assumed would be earned in valuing these awards at the grant date. The Market Award was valued using a lattice model that incorporates a Monte Carlo simulation of the Company's stock price.

  IAC stock options granted in December 2016 had vesting tied solely to continued employment and were valued using the Black-Scholes option pricing model.

  See footnotes 4 through 7 below for details regarding which type of stock option awards were granted to each of our named executives in each relevant year.

  For additional details regarding Match Group and IAC stock option awards granted in 2016, including the assumptions used to calculate the grant date fair values for such awards, see footnote 3 to the Grants of Plan-Based Awards in 2016 table on page 29.

(3)
Other compensation reflects 401(k) matching contributions made by the Company for all named executives in all relevant periods and, in the case of: (i) Messrs. Blatt and Thombre only, in 2014, also reflects cash amounts paid to each of them upon the vesting of IAC RSUs for dividends credited to unvested RSUs, and (ii) Mr. Sine only, in 2016, also reflects $9,548 paid to Mr. Sine for certain costs related to the relocation of him and his family to the Dallas, Texas metropolitan area and $4,629 in related tax reimbursements on income imputed to Mr. Sine for these costs.

(4)
Reflects: (i) two Match Group Standard Award grants with an aggregate grant date fair value of $9,954,336, (ii) a Match Group Performance Award grant with a grant date fair value of $2,420,655, which amount relates to the number of options underlying such award that were considered probable of vesting as of the grant date (the grant date fair value if we had assumed all options associated with this award would vest is $4,284,333); and (iii) a Market Award grant with a grant date fair value of $7,315,000.

  Based on the Company's assessment of the conditions associated with the Match Group Performance Award in February 2017, 59,855 stock options underlying Mr. Blatt's award (with a fair value of $177,374) were ultimately earned, two-thirds of which vested in February 2017 and one-third of which will vest in February 2018, subject to continued employment, with the remainder of the award being forfeited and canceled in its entirety.

  On November 18, 2015, Mr. Blatt received a Match Group Standard Award (1,750,000 stock options with a grant date fair value of $5,670,000) and a Market Award (1,750,000 stock options with a grant date fair value of $7,315,000) in connection with the assumption of his new role as Chief Executive Officer of the Company. These awards were granted in lieu of any awards that may have otherwise been granted to Mr. Blatt in 2016. As described in footnote 2 above, the difference in required valuation methodologies for these awards resulted in a higher valuation for the Market Award than the Match Group Standard Award, even though these awards have identical terms, except for certain limitations on exercisability set forth in the terms of the Market Award. These limitations on exercisability, under certain Match Group stock price assumptions, made the Market Award less economically valuable than the Match Group Standard Award at the grant date and until the related market condition was satisfied. See footnote 7 to the Outstanding Equity Awards at 2016 Fiscal Year End table on page 31.

(5)
Mr. Blatt was appointed as Chairman of The Match Group, then an operating division of IAC, in December 2013. In connection with this new role, in January 2014, an aggregate of 352,037 IAC stock options granted to Mr. Blatt in May 2013 were canceled and replaced with a Match Group Standard Award and stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn. The amount in the table reflects the incremental expense associated with this modification. All of the stock appreciation rights denominated in the equity of The Princeton Review were forfeited and canceled in their entirety without value in connection with the sale of that business in March 2017.

(6)
For Mr. Swidler, reflects the grant date fair value of an IAC stock option award. For Mr. Thombre, reflects the grant date fair value of a Match Group Standard Award ($591,750) and an IAC stock option award ($80,100). For Mr. Sine, reflects the grant date fair value of a Match Group Standard Award.

(7)
In the case of Mr. Swidler, reflects a Match Group Standard Award grant. In the case of Mr. Thombre, reflects: (i) three Match Group Standard Award grants with an aggregate grant date fair value of $1,774,573 and (ii) a Match Group Performance Award grant with a grant date fair value of $262,084, which amount relates to the number of options underlying such award that were considered probable of vesting as of the grant date (the grant date fair value if we had assumed all options associated with this award would vest is $433,520).

  Based on the Company's assessment of the conditions associated with the Match Group Performance Award in February 2017, 8,978 stock options underlying Mr. Thombre's award (with a fair value of $26,921) were ultimately earned, 50% of which vested in February 2017 and 50% of which will vest in February 2018, subject to continued employment, with the remainder of the award being forfeited and canceled in its entirety.

Grants of Plan-Based Awards in 2016

        The table below provides information regarding all Match Group stock options and RSUs and IAC stock options, as applicable, granted to our named executives in 2016.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)
Gregory R. Blatt	—	—		—		—	—
Gary Swidler	12/1/16	—		5,000	(2)	$65.22	$80,100	(3)
Amarnath Thombre	2/17/16	—		225,000	(4)	$10.11	$591,750	(3)
	12/1/16	—		5,000	(2)	$65.22	$80,100	(3)
Jared F. Sine	7/5/16	—		250,000	(4)	$14.99	$952,500	(3)
	7/5/16	10,006	(5)	—		—	$149,990	(6)

(1)
The exercise price is equal to the fair market value per share of Match Group or IAC common stock, as applicable, on the grant date.

(2)
These IAC stock options vest in one lump sum installment on the fourth anniversary of the grant date, subject to continued employment.

(3)
Represents the grant date fair value of Match Group Standard Awards and IAC stock options determined using the Black-Scholes option pricing model.

  For Match Group Standard Awards, the Black-Scholes option pricing model incorporates the following assumptions: expected volatility (based on the historical volatility of IAC common stock), risk-free interest rates (based on U.S. Treasury yields with comparable terms as the awards as of the grant date), expected term (based on the historical exercise pattern of IAC employees for comparable awards and a ten year contractual life with vesting in four equal installments because the Company does not have sufficient data to estimate an expected term for these awards) and no dividends.

  The assumptions used to calculate the amounts in the table above for the Match Group Standard Award granted to Mr. Thombre in February 2016 are as follows: expected volatility (27.33%), risk-free interest rate (1.26%) and expected term (4.83 years). The assumptions used to calculate the amounts in the table above for the Match Group Standard Award granted to Mr. Sine in July 2016 are as follows: expected volatility (27.23%), risk-free interest rate (0.94%) and expected term (4.88 years).

  For IAC stock option awards, the Black-Scholes option pricing model incorporates the following assumptions: expected volatility (29%, based on the historical volatility of IAC common stock), risk-free interest rates (1.2%, based on U.S. Treasury yields with comparable terms as the awards as of the grant date), expected term (4.8 years, based on the historical exercise pattern of IAC employees) and no dividends.

(4)
These Match Group Standard Awards vest in four equal installments on the first four anniversaries of the grant date, subject to continued employment.

(5)
These Match Group RSUs vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment.

(6)
Reflects the dollar value of Match Group RSU awards, calculated by multiplying the number of RSUs by the fair market value per share of Match Group common stock on the grant date.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The table below provides information regarding Match Group stock options and RSUs and IAC stock options, as applicable, held by our named executives on December 31, 2016. The market value of Match Group RSU awards is based on the closing price of Match Group common stock ($17.10) on December 30, 2016.

	Option Awards(1)					Stock Awards(1)(2)
Name	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)
	(Exercisable)	(Unexercisable)
Gregory R. Blatt(3)
Match Group stock options	925,280	—		$4.11	2/16/20	—	—
Match Group stock options	4,179,200	—		$11.06	5/2/23	—	—
Match Group stock options	481,916	963,834	(4)	$13.97	2/11/25	—	—
Match Group stock options	—	1,445,749	(5)	$13.97	2/11/25	—	—
Match Group stock options	437,500	1,312,500	(6)	$12.00	11/18/25	—	—
Match Group stock options	437,500	1,312,500	(7)	$12.00	11/18/25	—	—
Gary Swidler
Match Group stock options	310,836	932,509	(6)	$15.44	9/17/25	—	—
Match Group RSUs	—	—		—	—	69,088	$1,181,405
IAC stock options	—	5,000	(8)	$65.22	12/1/26	—	—
Amarnath Thombre
Match Group stock options	197,640	—		$8.20	12/31/19	—	—
Match Group stock options	212,236	—		$8.25	5/2/20	—	—
Match Group stock options	—	216,862	(9)	$13.97	2/11/25	—	—
Match Group stock options	—	144,574	(5)	$13.97	2/11/25	—	—
Match Group stock options	65,058	195,177	(10)	$15.44	9/17/25	—	—
Match Group stock options	—	225,000	(6)	$10.11	2/17/26	—	—
IAC stock options	14,000	—		$45.98	12/17/22	—	—
IAC stock options	—	5,000	(8)	$65.22	12/1/26	—	—
Jared F. Sine
Match Group stock options	—	250,000	(6)	$14.99	7/5/26	—	—
Match Group RSUs	—	—		—	—	10,006	$171,103

(1)
For information on the treatment of Match Group stock options and RSUs and IAC stock options upon a termination of employment (including certain terminations during specified periods following a change in control of Match Group and/or IAC), see the discussion under Estimated Potential Payments Upon Termination or Change in Control of Match Group beginning on page 32.

(2)
Match Group RSUs granted to: (i) Mr. Swidler vest in two equal installments on each of September 17, 2017 and 2018 and (ii) Mr. Sine vest in three equal installments on each of July 5, 2017, 2018 and 2019.

(3)
In January 2014, in connection with Mr. Blatt's employment arrangement for his role as Chairman of The Match Group, then an operating division of IAC, an aggregate of 352,037 IAC stock options granted to Mr. Blatt in May 2013 were canceled and replaced with a combination of a Match Group Standard Award and stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn, all of which have/had exercise prices equal to the fair market value per share of the relevant entity on the grant date and are/were scheduled expire on May 2, 2023. The table above excludes all stock appreciation rights denominated in the equity of The Princeton Review and DailyBurn, which were fully vested at December 31, 2016. All of the stock appreciation rights denominated in the equity of The Princeton Review were forfeited and canceled in their entirety without value in connection with the sale of that business in March 2017.

(4)
This Match Group Standard Award vested/vest in three equal installments on the first three anniversaries of the grant date (February 11, 2015), subject to continued employment.

(5)
These Match Group Performance Awards vested/vest: (i) in installments of two-thirds and one-third on the second and third anniversaries of the grant date (February 11, 2015), in the case of Mr. Blatt, and (ii) in two equal installments on the second and third anniversaries of the grant date (February 11, 2015) in the case of Mr. Thombre, subject, in each case, to continued employment and the achievement of specified levels of EBITDA by certain of the Company's businesses for the fiscal year(s) ended December 31, 2015 and/or 2016, with the number of stock options so vesting (if any) tied to the applicable levels of EBITDA ultimately achieved.

  Based on the Company's assessment of the conditions associated with these awards in February 2017, for Messrs. Blatt and Thombre, 59,855 and 8,978 stock options, respectively, underlying these awards were ultimately earned, two-thirds and 50% of which vested, respectively, in February 2017 and one-third and 50% of which, will vest, respectively, in February 2018, subject to continued employment, with the remainder of the awards being forfeited and canceled in their entirety.

(6)
These Match Group Standard Awards vested/vest in four equal installments on the first four anniversaries of the grant date, subject to continued employment. Grant dates for Messrs. Blatt, Swidler, Thombre and Sine were November 18, 2015, September 17, 2015, February 17, 2016 and July 5, 2016, respectively.

(7)
The stock options underlying this Market Award vested/vest in four equal installments on the first four anniversaries of the grant date (November 18, 2015), subject to continued employment, and became exercisable if the closing per share of Match Group common stock during any 20 consecutive trading day period equals or exceeds $15.96 (a 33% increase to the closing price of Match Group common stock on the grant date) (the "Market Condition"). As of December 31, 2016, the Market Condition had been satisfied.

(8)
These IAC stock options vest in one lump sum installment on the fourth anniversary of the grant date (December 1, 2016), subject to continued employment.

(9)
72,287 and 72,288 of these Match Group Standard Awards vested/vest on the second and third anniversary of the grant date (February 11, 2015) and 72,287 of these Match Group Standard Awards vest on the third anniversary of the grant date (February 11, 2015), in each case, subject to continued employment.

(10)
These Match Group Standard Awards vested/vest in four equal installments on each of December 31, 2016, 2017, 2018 and 2019, subject to continued employment.

2016 Option Exercises and Stock Vested

        The table below provides information regarding the number of shares acquired by our named executives upon the exercise of Match Group stock options and the vesting of Match Group and IAC RSUs, as applicable, in 2016, and the related value realized, excluding the effect of any applicable taxes.

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)(3)
Gregory R. Blatt	—	—	42,499	$2,032,727
Gary Swidler	—	—	34,543	$557,179
Amarnath Thombre	249,819	$5,453,797	—	—
Jared F. Sine	—	—	—	—

(1)
Represents the difference between the exercise price of the applicable stock options and the fair market value per share of Match Group common stock at the time of exercise, multiplied by the number of stock options exercised.

(2)
In the case of Mr. Blatt, represents shares of IAC common stock acquired upon the vesting of IAC RSUs, and in the case of Mr. Swidler, represents shares of Match Group common stock acquired upon the vesting of Match Group RSUs.

(3)
Represents the closing price of IAC or Match Group common stock, as applicable, on the vesting date, multiplied by the number of IAC or Match Group RSUs, as applicable, so vesting.

Estimated Potential Payments Upon Termination or Change in Control of Match Group

        As of December 31, 2016, each of Messrs. Blatt and Sine was (and each of Messrs. Swidler and Thombre was not) a party to an employment agreement that provided for continued salary payments and, in the case of Mr. Blatt only, the partial acceleration of the vesting of Match Group equity awards, upon certain terminations of employment on December 31, 2016. In the case of Mr. Swidler, the equity award agreements governing his Match Group equity awards granted in September 2015 entitle him to partial acceleration of the vesting of such awards upon certain terminations of employment. No agreement with any named executive was in place on December 31, 2016 that entitled our named executives to the acceleration of the vesting of Match Group equity awards upon a change in control of Match Group. Lastly, the 2015 Plan entitles our named executives to the acceleration of the vesting of Match Group equity awards upon a termination without cause or resignation for good reason during the two (2) year period following a change in control of Match Group.

        No agreement with any named executive was in place on December 31, 2016 that entitled our named executives to the acceleration of the vesting of IAC equity awards upon any termination of employment or change in control of Match Group or IAC. The related IAC omnibus stock and annual incentive plan provides for the acceleration of the vesting of IAC equity awards upon a termination without cause or resignation for good reason during the two (2) year period following following a change in control of IAC. Each of Messrs. Swidler and Thombre held 5,000 unvested IAC stock options with an exercise price of $65.22 on December 31, 2016. Given the closing price of IAC common stock on December 30, 2016 ($64.79), no amounts would have been payable to Messrs. Swidler and Thombre as the result of a termination without cause or resignation for good reason on December 31, 2016 that occurred during the two (2) year period following a change in control of IAC.

        Mr. Blatt. Upon a termination without cause (and other than by reason of death or disability) or resignation for good reason (each an "Involuntary Termination") on December 31, 2016, pursuant to the terms of his employment agreement, Mr. Blatt would have been entitled to:

  •
  receive twelve (12) months of his base salary, subject to:

  •
  the execution and non-revocation of a release;

  •
  compliance with customary post-termination covenants (confidentiality, non-competition (twelve (12) months), non-soliciation of employees and business partners (eighteen (18) months) and propriety rights); and

  •
  offset for amounts earned from other employment during the severance period;

  •
  the partial vesting of outstanding and unvested Match Group equity awards (and equity awards issued by any Match Group subsidiary or its parent) in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the six (6) month period following such termination of employment (assuming that all such awards vested on a monthly basis); and

  •
  continue to have the ability to exercise his vested Match Group stock options through June 30, 2018.

        Mr. Swidler. In the case of Mr. Swidler, pursuant to the equity award agreements governing his outstanding and unvested Match Group stock options and RSUs granted to him in September 2015, upon an Involuntary Termination on December 31, 2016, Mr. Swidler would have been entitled to the partial vesting of these awards in amounts equal to the number that would have otherwise vested in accordance with the terms of such awards during the twelve (12) month period following such termination of employment.

        Mr. Thombre. No payments would have been required to have been made to Mr. Thombre pursuant to any agreement between the Company and Mr. Thombre upon an Involuntary Termination on December 31, 2016.

        Mr. Sine. Upon an Involuntary Termination on December 31, 2016, pursuant to the terms of his employement agreement, Mr. Sine would have been entitled to:

  •
  receive twelve (12) months of his base salary, subject to:

  •
  the execution and non-revocation of a release;

  •
  compliance with customary post-termination covenants (confidentiality, non-competition (twelve (12) months), non-soliciation of employees and business partners (twelve (12) months) and propriety rights); and

  •
  offset for amounts earned from other employment during the severance period.

        No payments would have been required to have been made to any named executive pursuant to any agreement between the Company and these named executives upon a change in control of Match Group on December 31, 2016. Upon an Involuntary Termination on December 31, 2016 that occurred during the two (2) year period following following a change in control of Match Group, in accordance with the 2015 Plan, the vesting of all then outstanding and unvested Match Group stock options and/or Match Group RSUs, as applicable, held by each named executive would have been accelerated.

        Certain amounts that would become payable to our named executives upon the events described above (as and if applicable), assuming the relevant event occurred on December 31, 2016, are described and quantified in the table below. These amounts, which exclude the effect of any applicable taxes, are based on the number of Match Group stock options and/or RSUs, as applicable, outstanding, and the closing price of Match Group common stock ($17.10), on December 30, 2016, respectively. In addition to these amounts, certain other amounts and benefits generally payable and made available to other Company employees upon a termination of employment, including payments for accrued vacation time and outplacement services, will generally be payable to named executives.

Name and Benefit	Involuntary Termination		Involuntary Termination During the Two Year Period Following a Change in Control of Match Group
Gregory R. Blatt
Continued Salary	$1,000,000		$1,000,000
Market Value of Match Group stock options that would vest(1)	$3,739,648	(2)	$20,929,494	(3)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	$4,739,648		$21,929,494

Gary Swidler
Continued Salary	—		—
Market Value of Match Group stock options that would vest(1)	$515,988	(2)	$1,547,965	(3)
Market Value of Match Group RSUs that would vest(4)	$590,702	(2)	$1,181,405	(3)

Total Estimated Incremental Value	$1,106,690		$2,729,370

Amarnath Thombre
Continued Salary	—		—
Market Value of Match Group stock options that would vest(1)	—		$3,028,038	(3)
Market Value of Match Group RSUs that would vest	—		—

Total Estimated Incremental Value	—		$3,028,038

Jared F. Sine
Continued Salary	$350,000		$350,000
Market Value of Match Group stock options that would vest(1)	—		$527,500	(3)
Market Value of Match Group RSUs that would vest(4)	—		$171,103	(3)

Total Estimated Incremental Value	$350,000		$1,048,603

(1)
Represents the difference between the closing price of Match Group common stock ($17.10) on December 30, 2016 and the exercise price(s) of in-the-money Match Group stock options accelerated upon the occurrence of the relevant event specified above, multiplied by the number of Match Group stock options so accelerated.

(2)
Represents the value of Match Group stock options and/or RSUs, as applicable, that would have otherwise vested upon an Involuntary Termination during: (i) the six (6) month period following termination (assuming that all such awards vested on a monthly basis) pursuant to the terms of Mr. Blatt's employment agreement and (ii) the twelve (12) month period following termination pursuant to the terms of the related award agreements in the case of Mr. Swidler.

(3)
Represents the value of Match Group stock options and/or RSUs, as applicable, that would have vested upon an Involuntary Termination following a change in control of Match Group on December 30, 2016 in accordance with the terms of these awards and the 2015 Plan.

(4)
Represents the closing price of Match Group common stock ($17.10) on December 30, 2016, multiplied by the number of RSUs accelerated upon the occurrence of the relevant event.

Equity Compensation Plan Information

        Securities Authorized for Issuance Under Equity Compensation Plans.  The following table summarizes information, as of December 31, 2016, regarding Match Group equity compensation plans pursuant to which grants of Match Group stock options, Match Group RSUs or other rights to acquire shares of Match Group common stock may be made from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (C)
Equity compensation plans approved by security holders(2)	35,885,593	(3)	$12.31	4,983,880	(4)
Equity compensation plans not approved by security holders	—		—	—
Total	35,885,593	(3)	$12.31	4,983,880	(4)

(1)
Information excludes shares of Match Group common stock that may be issuable upon the settlement of Subsidiary Equity Awards. For a description of these awards, see Note 12 to the consolidated and combined financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated herein by reference.

(2)
Consists of the 2015 Plan. For a description of the 2015 Plan, see the first two paragraphs of Note 12 to the consolidated and combined financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated herein by reference.

(3)
Includes an aggregate of: (i) up to 2,239,636 shares issuable upon the vesting of Match Group RSUs, which includes performance-based RSUs and reflects the maximum number of RSUs that would vest if the highest level of performance condition is achieved, and (ii) 33,645,957 shares issuable upon the exercise of outstanding Match Group stock options, in each case, as of December 31, 2016. The number in (ii) includes stock options granted prior to the Company's initial public offering in November 2015 that were assumed under the 2015 Plan, as well as up to 4,852,304 performance-based stock stock options (3,322,304 of which were granted in February 2015), which reflects the maximum number of stock options that would vest if the highest level of performance condition is achieved. Based on the Company's assessment in February 2017 of the conditions associated with the awards granted in February 2015, 107,459 stock options underlying these awards were ultimately earned, with the remainder being forfeited and canceled in their entirety.

(4)
Reflects shares that remained available for future issuance under the 2015 Plan at December 31, 2016. As of March 31, 2017, approximately 1.1 million shares of Match Group common stock remained available for future grants under the 2015 Plan. The Company intends to use these shares, together with any additional shares that may again become available for grant pursuant to Section 3(c) the 2015 Plan, for future grants and/or to settle Subsidiary Equity Awards. The number of shares available for future grant as of March 31, 2017 excludes approximately 18.2 million shares reserved under the 2015 Plan exclusively to settle Subsidiary Equity Awards granted prior to the completion of the Company's initial public offering in November 2015.

DIRECTOR COMPENSATION

        Non-Employee Director Compensation Arrangements. The Board has primary responsibility for establishing non-employee director compensation arrangements, which have been designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of our common stock to further align the interests of our directors with those of our stockholders. Arrangements in effect during 2016 provided that: (i) each member of the Board receive an annual retainer in the amount of $50,000, (ii) each member of the Audit and Compensation and Human Resources Committees (including their respective Chairpersons) receive an additional annual retainer in the amount of $10,000 and $5,000, respectively, and (iii) the Chairpersons of each of the Audit and Compensation and Human Resoruces Committees receive an additional annual Chairperson retainer in the amount of $20,000, with all amounts being paid quarterly, in arrears.

        In addition, these arrangements also provide that each non-employee director receive a grant of Match Group RSUs with a dollar value of $250,000 upon his or her initial election to the Board and annually thereafter upon re-election on the date of Match Group's annual meeting of stockholders, the terms of which provide for: (i) vesting in three equal annual installments commencing on the first anniversary of the grant date, (ii) cancellation and forfeiture of unvested RSUs in their entirety upon termination of Board service and (iii) full acceleration of vesting upon a change in control of Match Group. The Company also reimburses non-employee directors for all reasonable expenses incurred in connection with attendance at Match Group Board and Board committee meetings. For purposes of these compensation arrangements, non-employee directors are those directors who are not employed by (or otherwise providing services to) Match Group or IAC.

        2016 Non-Employee Director Compensation. The table below provides the amount of: (i) fees earned by non-employee directors for services performed during 2016 (excluding the effect of any applicable taxes) and (ii) the grant date fair value of Match Group RSU awards granted in 2016.

Name	Fees Earned and Paid in Cash ($)	Stock Awards($)(1)	Total($)
Sonali De Rycker	$55,000	$249,997	$304,997
Ann L. McDaniel	$75,000	$249,997	$324,997
Thomas J. McInerney	$60,000	$249,997	$309,997
Pamela S. Seymon	$65,000	$249,997	$314,997
Alan G. Spoon	$80,000	$249,997	$329,997

(1)
Reflects the grant date fair value of Match Group RSU awards, calculated by multiplying the closing price of Match Group common stock on the grant date by the number of RSUs awarded.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents, as of April 27, 2017, information relating to the beneficial ownership of Match Group common stock and Class B common stock by: (1) each person known by Match Group to own beneficially more than 5% of the outstanding shares of Match Group common stock and Class B common stock, (2) each director nominee (all of which are incumbent directors), (3) each named executive and (4) all current directors and named executives of Match Group as a group. As of April 27, 2017, there were 47,285,464 and 209,919,402 shares of Match Group common stock and Class B common stock, respectively, outstanding.

        Unless otherwise indicated, the beneficial owners listed below may be contacted at Match Group's corporate headquarters located at 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231. For each listed person, the number of shares of Match Group common stock and percent of such class listed assumes the conversion or exercise of any Match Group equity securities owned by such person that are or will become convertible or exercisable, and the vesting of any Match Group stock options and/or Match Group RSUs that will vest, within 60 days of April 27, 2017, but does not assume the conversion, exercise or vesting of any such equity securities owned by any other person. Shares of Match Group Class B common stock may, at the option of the holder, be converted on a one-for-one basis into shares of Match Group common stock. The percentage of votes for all classes of capital stock is based on one vote for each share of Match Group common stock and ten votes for each share of Match Group Class B common stock.

	Match Group Common Stock			Match Group Class B Common Stock		Percent of Votes
Name and Address of Beneficial Owner	Number of Shares Owned		% of Class Owned	Number of Shares Owned	% of Class Owned	(All Classes) %
IAC/InterActiveCorp.	211,249,628	(1)	82.1%	209,919,402	100%	97.9%
555 West 18th Street
New York, NY 10011
T. Rowe Price Associates, Inc. et al	6,660,418	(2)	14.1%	—	—	*
100 East Pratt Street
Baltimore, MD 21202
The Vanguard Group	4,650,419	(3)	9.8%	—	—	*
100 Vanguard Blvd.
Malvern, PA 19355
JPMorgan Chase & Co.	4,554,908	(4)	9.6%	—	—	*
270 Park Avenue
New York, NY 10017
Point72 Asset Management, L.P et al.	2,313,327	(5)	4.9%	—	—	*
72 Cummings Point Road
Stamford, CT 06902
Gregory R. Blatt	6,983,216	(6)	12.9%	—	—	*
Sonali De Rycker	9,400	(7)	*	—	—	*
Joseph Levin	50,000	(8)	*	—	—	*
Ann L. McDaniel	11,119	(7)	*	—	—	*
Thomas J. McInerney	161,096	(7)	*	—	—	*
Glenn H. Schiffman	—		—	—	—	—
Pamela S. Seymon	21,096	(7)	*	—	—	*
Jared F. Sine	—		—	—	—	—
Alan G. Spoon	18,596	(7)	*	—	—	*
Mark Stein	25,000	(8)	*	—	—	*
Gary Swidler	332,894	(9)	*	—	—	*
Amarnath Thombre	607,959	(6)	1.3%	—	—	*
Gregg Winiarski	20,000	(8)	*	—	—	*
Sam Yagan	2,175,491	(6)	4.4%	—	—	*
All current named executives and directors
as a group (14 persons)	10,415,867		18.1%	—	—	*

*
The percentage of shares beneficially owned does not exceed 1% of the class.

(1)
Consists of: (i) 209,919,402 shares of Match Group Class B common stock (which are convertible on a one-for-one basis into shares of Match Group common stock) and (ii) 1,330,226 shares of Match Group common stock, all of which are held directly by IAC.

(2)
Based upon information regarding Match Group holdings reported by way of Amendment No. 2 to a Schedule 13G filed jointly by T. Rowe Price Associates, Inc. ("T. Rowe Price Associates") and T. Rowe Price Mid-Cap Growth Fund, Inc. ("T. Rowe Price Fund," and together with T. Rowe Price Associates, "T. Rowe Price") with the SEC on February 7, 2017. T. Rowe Price beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and as an investment company registered under Section 8 of the Investment Company Act of 1940. T. Rowe Price Associates has sole voting power and sole dispositive power over 1,800,459 and 6,660,418 shares of Match Group common stock, respectively, and T. Rowe Price Fund has sole voting power over 2,738,302 shares of Match Group common stock, in each case, listed in the table above.

(3)
Based upon information regarding Match Group holdings reported by way of Amendment No. 1 to a Schedule 13G filed by The Vanguard Group ("Vanguard") with the SEC on April 10, 2017. Vanguard beneficially owns the Match Group holdings disclosed in the table above in its capacity as an investment adviser. Vanguard has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 22,435, 2,000, 4,628,491 and 21,928 shares of Match Group common stock, respectively, listed in the table above.

(4)
Based upon information regarding Match Group holdings reported by way of Amendment No. 1 to a Schedule 13G filed by JPMorgan Chase & Co. on behalf of itself (as a parent holding company or control person) and its wholly owned subsidiaries (J.P. Morgan Investment Management Inc., J.P. Morgan (Suisse) SA and J.P. Morgan Securities LLC) that own such securities with the SEC on January 11, 2017. J.P. Morgan has sole voting power and sole dispositive power over 4,390,877 and 4,553,855 shares of Match Group common stock, respectively, and shared voting power and shared dispositive power over 1,053 shares of common stock, in each case, listed in the table above. JPMorgan Mid Cap Value Fund (a fund of J.P. Morgan Asset Management, which is the marketing name for the investment management business of JPMorgan Chase & Co. and its affiliates worldwide) beneficially owns approximately 7.6% of the shares of Match Group common stock listed in the table above as beneficially owned by JPMorgan Chase, Co.

(5)
Based upon information regarding Match Group holdings reported by way of a Schedule 13G filed jointly by Point72 Asset Management, L.P. ("Point72 Asset Management"), Point72 Capital Advisors, Inc. ("Point72 Capital Advisors"), Cubist Systematic Strategies, LLC ("Cubist Systematic Strategies") and Steven A. Cohen with the SEC on April 4, 2017. The Schedule 13G was filed by: (i) Point72 Asset Management with respect to shares of Match Group common stock held by certain investment funds it manages, (ii) Point72 Capital Advisors with respect to shares of Match Group common stock held by certain investment funds managed by Point72 Asset Management, (iii) Cubist Systematic Strategies with respect to shares of Match Group common stock held by certain investment funds it manages, and (iv) Steven A. Cohen with respect to shares of Match Group common stock beneficially owned by Point72 Asset Management, Point72 Capital Advisors and Cubist Systematic Strategies. None of Point72 Asset Management, Point72 Capital Advisors, Cubist Systematic Strategies nor Mr. Cohen own any shares of Match Group common stock directly.

Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the shares of Match Group common stock held by certain investment funds it manages. Point72 Capital Advisors is the general partner of Point72 Asset Management. Pursuant to an investment management agreement, Cubist Systematic Strategies maintains investment and voting power with respect to the shares of Match Group common stock held by certain investment funds it manages. Mr. Cohen controls each of Point72 Capital Advisors and Cubist Systematic Strategies.

Each of Point72 Asset Management and Point72 Capital Advisors has shared voting power and shared dispositive power over 2,313,040 shares of Match Group common stock, Cubist Systematic Strategies has shared voting power and shared dispositive power over 287 shares of Match Group common stock and Mr. Cohen has shared voting power and shared dispositive power over 2,313,327 shares of Match Group common stock. Each of Point72 Asset Management, Point72 Capital Advisors, Cubist Systematic Strategies and Mr. Cohen disclaims beneficial ownership of any and all of the shares of Match Group common stock listed in the table above.

The address of the principal business office of: (i) Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 063902 and (ii) Cubist Systematic Strategies is 330 Madison Avenue, New York, NY 10173.

(6)
Consists of vested options to purchase shares of Match Group common stock held directly by each individual.

(7)
Consists of shares of Match Group common stock held directly by each individual and 5,443 shares of Match Group common stock to be received upon the vesting of Match Group RSUs in the next 60 days, subject to continued service.

(8)
Consists of shares of Match Group common stock held directly by each individual.

(9)
Consists of shares of Match Group Common Stock and 310,836 vested options to purchase Match Group common stock held directly by Mr. Swidler.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and certain of the Company's officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock and other equity securities of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to the Company and/or written representations that no additional forms were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with these filing requirements in 2016.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

        The Audit Committee has a formal, written policy that requires an appropriate review of all related person transactions by the Audit Committee, as required by Marketplace Rules governing conflict of interest transactions. For purposes of this policy, consistent with the Marketplace Rules, the terms "related person" and "transaction" are determined by reference to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Item 404"). During 2016, in accordance with this policy, Company management was required to determine whether any proposed transaction, arrangement or relationship with a related person fell within the definition of "transaction" set forth in Item 404, and if so, review such transaction with the Audit Committee. In connection with such determinations, Company management and the Audit Committee consider: (i) the parties to the transaction and the nature of their affiliation with Match Group and the related person, (ii) the dollar amount involved in the transaction, (iii) the material terms of the transaction, including whether the terms of the transaction are ordinary course and/or otherwise negotiated at arms' length, (iv) whether the transaction is material, on a quantitative and/or qualitative basis, to Match Group and/or the related person, and (v) any other facts and circumstances that Company management or the Audit Committee deems appropriate.

Relationships Involving Significant Stockholders

        In connection with our initial public offering in November 2015, we entered into the following agreements relating to our relationship with IAC following the offering: a master transaction agreement, an investor rights agreement, a tax sharing agreement, a services agreement, an employee matters agreement and a subordinated loan agreement.

        Master Transaction Agreement. The master transaction agreement sets forth the agreements between us and IAC regarding the principal transactions necessary to separate our business from IAC, as well as govern certain aspects of our relationship with IAC following the offering. Under the master transaction agreement, we agreed to assume all of the assets and liabilities related to our business and agreed to indemnify IAC against any losses arising out of any breach by us of the master transaction agreement or any of the other transaction related agreements described below. IAC also agreed to indemnify us against losses arising out of any breach by IAC of the master transaction agreement or any of the other transaction related agreements.

        Investor Rights Agreement. Under the investor rights agreement, we agreed to provide IAC with: (i) specified registration and other rights relating to shares of our common stock held by IAC and (ii) anti-dilution rights.

        Tax Sharing Agreement. The tax sharing agreement governs our and IAC's rights, responsibilities, and obligations with respect to tax liabilities and benefits, entitlements to refunds, preparation of tax returns, tax contests and other tax matters regarding U.S. federal, state, local and foreign income taxes. Under the tax sharing agreement, we are generally responsible and required to indemnify IAC for: (i) all taxes imposed with respect to any consolidated, combined or unitary tax return of IAC or one of its subsidiaries that includes us or any of our subsidiaries to the extent attributable to us or any of our subsidiaries, as determined under the tax sharing agreement, and (ii) all taxes imposed with respect to any of our subsidiaries' consolidated, combined, unitary or separate tax returns.

        At December 31, 2016, we had a tax receiveable of approximately $9.0 million due from IAC pursuant to the tax sharing agreement, which is included in "Other current assets" in the consolidated balance sheet included in the consolidated and combined financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2016. Payments made to IAC during 2016 pursuant to the tax sharing agreement were approximately $19.9 million.

        Services Agreement. The services agreement governs services that IAC agreed to provide to us following the offering, including, among others: (i) assistance with certain legal, finance, internal audit, treasury, information technology support, insurance and tax matters, including assistance with certain public company reporting obligations; (ii) payroll processing services; (iii) tax compliance services; and (iv) such other services as to which we and IAC may agree. In 2016, we paid IAC approximately $11.8 million for services rendered pursuant to this agreement, which amount includes amounts paid for the leasing of office space for certain of our businesses at properties owned by IAC. The services agreement had an initial term of one (1) year from the date of the offering, and provides for automatic renewals for additional one (1) year terms, subject to IAC's continued ownership of a majority of the combined voting power of our voting stock.

        Employee Matters Agreement. The employee matters agreement covers a wide range of compensation and benefit issues related to the allocation of liabilities associated with: (i) employment or termination of employment, (ii) employee benefit plans and (iii) equity awards. Under the employee matters agreement, our employees continue to participate in IAC's U.S. health and welfare, 401(k) and flexible benefits plans and we pay for the costs of such participation. In the event IAC no longer retains shares representing at least 80% of the aggregate voting power of shares entitled to vote in the election of our Board of Directors, we will no longer participate in IAC's employee benefit plans, but will establish our own employee benefit plans that will be substantially similar to the plans sponsored by IAC.

        The employee matters agreement also provides that we will reimburse IAC for the cost of any IAC equity awards held by Match Group employees and former employees and that IAC may elect to receive payment either in cash or shares of our common stock. With respect to Subsidiary Equity Awards, IAC may require those awards to be settled in either shares of IAC common stock or our common stock and, to the extent shares of IAC common stock are issued in settlement, we will reimburse IAC for the cost of those shares by issuing additional shares of our common stock to IAC. During the year ended December 31, 2016, approximately 1.0 million shares of Match Group common stock were issued to IAC pursuant to the employee matters agreement.

        Data Center Lease. Prior to the IPO, we separately entered into a sublesase arrangement for a data center with an IAC subsidiary, pursuant to which we paid the IAC subsidiary approximately $1.2 million in the year ended December 31, 2016.

        IAC Subordinated Loan Facility. Prior to the completion of the offering, we entered into an uncommitted subordinated loan facility with IAC (the "IAC Subordinated Loan Facility"), pursuant to which we may make one or more requests to IAC to borrow funds from it. If IAC agrees to fulfill any such borrowing request, the related indebtedness will be incurred in accordance with the terms of the IAC Subordinated Loan Facility. Any indebtedness outstanding under the IAC Subordinated Loan Facility will be by its terms subordinated in right of payment to any obligations under our amended and restated credit agreement and our Senior Notes, and will bear interest at the applicable rate set forth in the pricing grid in our amended and restated credit agreement, which rate is based on our consolidated net leverage ratio at the time of borrowing, plus an additional amount to be agreed upon. The IAC Subordinated Loan Facility has a scheduled final maturity date of no earlier than 90 days after the maturity date of our amended and restated credit agreement or the latest maturity date in respect of any class of term loans outstanding under such agreement. At December 31, 2016, there was no indebtedness outstanding under the IAC Subordinated Loan Facility.

ANNUAL REPORTS

        Upon written request to the Corporate Secretary, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, Match Group will provide without charge to each person solicited a printed copy of Match Group's 2016 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith. Copies are also available on our website at ir.mtch.com. Match Group will furnish requesting stockholders with any exhibit to its 2016 Annual Report on Form 10-K upon payment of a reasonable fee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR PRESENTATION
AT THE 2018 ANNUAL MEETING

        Eligible stockholders who intend to have a proposal considered for inclusion in Match Group's proxy materials for presentation at the 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to IAC at its corporate headquarters no later than January 2, 2018. Stockholder proposals submitted for inclusion in Match Group's proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2018 Annual Meeting of Stockholders without inclusion of the proposal in Match Group's proxy materials are required to provide notice of such proposal or nomination to IAC at its corporate headquarters no later than March 19, 2018. If Match Group does not receive notice of the proposal or nomination at its corporate headquarters prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and those Match Group officers who have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. Match Group reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to send one set of printed proxy materials to any household at which two or more stockholders reside if they appear to be members of the same family or have given their written consent (each stockholder continues to receive a separate proxy card). This process, which is commonly referred to as "householding," reduces the number of duplicate copies of proxy materials stockholders receive and reduces printing and mailing costs. Only one set of our printed proxy materials will be sent to stockholders eligible for householding unless contrary instructions have been provided.

        Once you have received notice that your broker or Match Group will be householding your proxy materials, householding will continue until you are notified otherwise or you revoke your consent. You may request a separate set of our printed proxy materials by sending a written request to Investor Relations, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, or by sending an e-mail to IR@match.com. Upon request, Match Group undertakes to deliver such materials promptly.

        If at any time: (i) you no longer wish to participate in householding and would prefer to receive a separate set of our printed proxy materials or (ii) you and another stockholder sharing the same address wish to participate in householding and prefer to receive one set of our proxy materials, please notify your broker if you hold your shares in street name or Match Group if you are a stockholder of record. You can notify us by sending a written request to Investor Relations, Match Group, Inc., 8750 North Central Expressway, Suite 1400, Dallas, Texas 75231, or by sending an e-mail to IR@match.com.

APPENDIX A

MATCH GROUP, INC.
2017 STOCK AND ANNUAL INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS

        The purposes of this Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock and incentive plan providing incentives directly linked to stockholder value. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

          (a)   "Affiliate" means a corporation or other entity controlled by, controlling or under common control with, the Company.

          (b)   "Applicable Exchange" means the NASDAQ or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

          (c)   "Award" means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, other stock-based award or Cash-Based Award granted or assumed pursuant to the terms of this Plan, including Subsidiary Equity Awards.

          (d)   "Award Agreement" means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Cash-Based Award" means an Award denominated in a dollar amount.

          (g)   "Cause" means, unless otherwise provided in an Award Agreement, (i) "Cause" as defined in any Individual Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) the willful or gross neglect by a Participant of his employment duties; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by a Participant; (C) a material breach by a Participant of a fiduciary duty owed to the Company or any of its subsidiaries; (D) a material breach by a Participant of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliates; or (E) before a Change in Control, such other events as shall be determined by the Committee and set forth in a Participant's Award Agreement. Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether "Cause" exists shall be subject to de novo review.

          (h)   "Change in Control" has the meaning set forth in Section 10(a).

          (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

          (j)    "Commission" means the Securities and Exchange Commission or any successor agency.

          (k)   "Committee" has the meaning set forth in Section 2(a).

          (l)    "Common Stock" means common stock, par value $0.001 per share, of the Company.

          (m)  "Company" means Match Group, Inc., a Delaware corporation, or its successor.

          (n)   "Disability" means (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define

  "Disability," (A) permanent and total disability as determined under the Company's long-term disability plan applicable to the Participant, or (B) if there is no such plan applicable to the Participant or the Committee determines otherwise in an applicable Award Agreement, "Disability" as determined by the Committee. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code and, with respect to all Awards, to the extent required by Section 409A of the Code, Disability shall mean "disability" within the meaning of Section 409A of the Code.

          (o)   "Disaffiliation" means a Subsidiary's or Affiliate's ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

          (p)   "EBITA" means for any period, operating profit (loss) plus, if applicable, (i) amortization and impairment of intangibles, (ii) goodwill impairment, (iii) non-cash compensation expense, (iv) restructuring charges, (v) non cash write-downs of assets, (vi) charges relating to disposal of lines of business, (vii) litigation settlement amounts and (viii) costs incurred for proposed and completed acquisitions.

          (q)   "EBITDA" means for any period, operating profit (loss) plus, if applicable, (i) depreciation, (ii) amortization and impairment of intangibles, (iii) goodwill impairment, (iv) non-cash compensation expense, (v) restructuring charges, (vi) non cash write-downs of assets, (vii) charges relating to disposal of lines of business, (viii) litigation settlement amounts and (ix) costs incurred for proposed and completed acquisitions.

          (r)   "Eligible Individuals" means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.

          (s)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (t)    "Fair Market Value" means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement, or if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, provided that such determination shall be made in a manner consistent with any applicable requirements of Section 409A of the Code.

          (u)   "Free-Standing SAR" has the meaning set forth in Section 5(b).

          (v)   "Grant Date" means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award or the formula for earning a number of shares or cash amount or (ii) such later date as the Committee shall provide in such resolution.

          (w)  "IAC" means IAC/InterActiveCorp, a Delaware corporation.

          (x)   "Incentive Stock Option" means any Option that is designated in the applicable Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code, and that in fact so qualifies.

          (y)   "Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

          (z)   "NASDAQ" means the National Association of Securities Dealers Inc. Automated Quotation System.

          (aa) "Nonqualified Option" means any Option that is not an Incentive Stock Option.

          (bb) "Option" means an Award described under Section 5.

          (cc) "Outside Directors" has the meaning set forth in Section 11(a).

          (dd) "Participant" means an Eligible Individual to whom an Award is or has been granted.

          (ee) "Performance Goals" means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified-Performance Based Awards that are intended to qualify under Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, net profit after tax, EBITDA, EBITA, gross profit, cash generation, unit volume, market share, sales, asset quality, earnings per share, operating income, revenues, return on assets, return on operating assets, return on equity, profits, total stockholder return (measured in terms of stock price appreciation and/or dividend growth), cost saving levels, marketing- spending efficiency, core non-interest income, change in working capital, return on capital, and/or stock price, with respect to the Company or any Subsidiary, Affiliate, division or department of the Company and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company, Subsidiary, Affiliate or divisional performance under one or more of the measures described above relative to the performance of other entities, divisions or subsidiaries.

          (ff)  "Plan" means the Match Group, Inc. 2017 Stock and Annual Incentive Plan, as set forth herein and as hereafter amended from time to time.

          (gg) "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

          (hh) "Restricted Stock" means an Award described under Section 6.

          (ii)   "Restricted Stock Units" means an Award described under Section 7.

          (jj)   "Retirement" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after the Participant's attainment of age 65.

          (kk) "RS Restriction Period" has the meaning set forth in Section 6(b)(ii).

          (ll)   "RSU Restriction Period" has the meaning set forth in Section 7(b)(ii).

          (mm)  "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

          (nn) "Share" means a share of Common Stock.

          (oo) "Stock Appreciation Right" has the meaning set forth in Section 5(b).

          (pp) "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

          (qq) "Subsidiary Equity Awards" means awards that correspond to shares of a Subsidiary, which awards may be settled in Shares under this Plan.

          (rr)  "Tandem SAR" has the meaning set forth in Section 5(b).

          (ss)  "Term" means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

          (tt)  "Termination of Employment" means the termination of the applicable Participant's employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, if a Participant's employment with, or membership on a board of directors of, the Company terminates but such Participant continues to provide services to the Company in a non-employee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Employment. A Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of (or service provider for), or member of the board of directors of, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, "Termination of Employment" shall mean a "separation from service" as defined under Section 409A of the Code.

SECTION 2. ADMINISTRATION

        (a)    Committee.    The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the "Committee"), which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

            (i)  to select the Eligible Individuals to whom Awards may from time to time be granted;

           (ii)  to determine whether and to what extent Incentive Stock Options, Nonqualified Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, other stock-based awards, Cash-Based Awards or any combination thereof, are to be granted hereunder;

          (iii)  to determine the number of Shares to be covered by each Award granted hereunder or the amount of any Cash-Based Award;

          (iv)  to determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

           (v)  subject to Section 12, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

          (vi)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

         (vii)  to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

        (viii)  to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

          (ix)  to establish any "blackout" period that the Committee in its sole discretion deems necessary or advisable;

           (x)  to decide all other matters that must be determined in connection with an Award; and

          (xi)  to otherwise administer the Plan.

        (b)    Procedures.    (i) The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

           (ii)  Subject to Section 11(c), any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

        (c)    Discretion of Committee.    Subject to Section 1(g), any determination made by the Committee or by an appropriately delegated officer pursuant to delegated authority under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

        (d)    Award Agreements.    The terms and conditions of each Award (other than any Cash-Based Award), as determined by the Committee, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall not be subject to the Award Agreement's being signed by the Company and/or the Participant receiving the Award unless specifically so provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

        (a)    Plan Maximums.    The maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 35,000,000 Shares. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 10,000,000 Shares. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

        (b)    Individual Limits.

            (i)  During a calendar year, no single Participant (excluding non-employee directors of the Company) may be granted:

            (A)  Options or Stock Appreciation Rights covering in excess of 10,000,000 Shares in the aggregate; or

            (B)  Qualified Performance-Based Awards (other than Options or Stock Appreciation Rights) covering in excess of 10,000,000 Shares in the aggregate.

        (c)    Rules for Calculating Shares Delivered.

            (i)  To the extent that any Award is forfeited, terminates, expires or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for Awards under the Plan.

           (ii)  If the exercise price of any Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares delivered or attested to shall be deemed delivered for purposes of the limits set forth in Section 3(a).

          (iii)  To the extent any Shares subject to an Award are withheld to satisfy the exercise price (in the case of an Option) and/or the tax withholding obligations relating to such Award, such Shares shall not be deemed to have been delivered for purposes of the limits set forth in Section 3(a).

        (d)    Adjustment Provisions.

            (i)  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company's direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a "Corporate Transaction"), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

           (ii)  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the various maximum limitations set forth in Sections 3(a) and 3(b) upon certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of Shares or other securities subject to outstanding Awards; and (D) the exercise price of outstanding Options and Stock Appreciation Rights.

          (iii)  In the case of Corporate Transactions, the adjustments contemplated by clause (i) of this paragraph (d) may include, without limitation, (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). The Committee may adjust the Performance Goals applicable to any Awards to reflect any Share Change and any Corporate Transaction and any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or the Company's other filings with the Commission. Any adjustments made pursuant to this Section 3(d) to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code. Any adjustments made pursuant to this Section 3(d) to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code.

          (iv)  Any adjustment under this Section 3(d) need not be the same for all Participants.

SECTION 4. ELIGIBILITY

        Awards may be granted under the Plan to Eligible Individuals and to any individuals who hold IAC Awards that are converted into Awards in the event of a spin-off of the Company from IAC; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5. OPTIONS AND STOCK APPRECIATION RIGHTS

        (a)    Types of Options.    Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option.

        (b)    Types and Nature of Stock Appreciation Rights.    Stock Appreciation Rights may be "Tandem SARs," which are granted in conjunction with an Option, or "Free-Standing SARs," which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

        (c)    Tandem SARs.    A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

        (d)    Exercise Price.    The exercise price per Share subject to an Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date. In no event may any Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or otherwise be subject to any action that would be treated under the Applicable Exchange listing standards or for accounting purposes, as a "repricing" of such Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company's stockholders.

        (e)    Term.    The Term of each Option and each Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten years from the Grant Date.

        (f)    Vesting and Exercisability.    Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Option or Stock Appreciation Right will become exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

        (g)    Method of Exercise.    Subject to the provisions of this Section 5, Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company or through the procedures established with the Company's appointed third-party Plan administrator specifying the number of Shares as to which the Option or Stock Appreciation Right is being exercised; provided, however, that, unless otherwise permitted by the Committee, any such exercise must be with respect to a portion of the applicable Option or Stock Appreciation Right relating to no less than the lesser of the number of Shares then subject to such Option or Stock Appreciation Right or 100 Shares. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Option multiplied by the applicable per Share exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made as follows:

            (i)  Payment may be made in the form of unrestricted Shares already owned by Participant (by delivery of such Shares or by attestation) of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

           (ii)  To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms. To the extent permitted by applicable law, the Committee may also provide for Company loans to be made for purposes of the exercise of Options.

          (iii)  Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (A) the exercise price per Share multiplied by (B) the number of Shares in respect of which the Option shall have been exercised.

        (h)    Delivery; Rights of Stockholders.    No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 14(a), and (iii) in the case of an Option, has paid in full for such Shares.

        (i)    Terminations of Employment.    Subject to Section 10(b), a Participant's Options and Stock Appreciation Rights shall be forfeited upon such Participant's Termination of Employment, except as set forth below:

            (i)  Upon a Participant's Termination of Employment by reason of death, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of the date of such death and (B) the expiration of the Term thereof;

           (ii)  Upon a Participant's Termination of Employment by reason of Disability or Retirement, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the first anniversary of such Termination of Employment and (B) the expiration of the Term thereof;

          (iii)  Upon a Participant's Termination of Employment for Cause, any Option or Stock Appreciation Right held by the Participant shall be forfeited, effective as of such Termination of Employment;

          (iv)  Upon a Participant's Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Option or Stock Appreciation Right held by the Participant that was exercisable immediately before the Termination of Employment may be exercised at any time until the earlier of (A) the 90th day following such Termination of Employment and (B) expiration of the Term thereof; and

           (v)  Notwithstanding the above provisions of this Section 5(i), if a Participant dies after such Participant's Termination of Employment but while any Option or Stock Appreciation Right remains exercisable as set forth above, such Option or Stock Appreciation Right may be exercised at any time until the later of (A) the earlier of (1) the first anniversary of the date of such death and (2) expiration of the Term thereof and (B) the last date on which such Option or Stock Appreciation Right would have been exercisable, absent this Section 5(i)(v).

        Notwithstanding the foregoing, the Committee shall have the power, in its discretion, to apply different rules concerning the consequences of a Termination of Employment; provided, however, that if such rules are less favorable to the Participant than those set forth above, such rules are set forth in the applicable Award Agreement. If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonqualified Option.

        (j)    Nontransferability of Options and Stock Appreciation Rights.    No Option or Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Option or Stock Appreciation Right, pursuant to a qualified domestic relations order or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant's family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option as permitted by the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5(j), it being understood that the term "Participant" includes such guardian, legal representative and other transferee; provided, however, that the term "Termination of Employment" shall continue to refer to the Termination of Employment of the original Participant.

SECTION 6. RESTRICTED STOCK

        (a)    Nature of Awards and Certificates.    Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Match Group, Inc. 2017 Stock and Annual Incentive Plan and an Award Agreement. Copies of such Plan and Agreement are on file at the offices of Match Group, Inc."

        The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        (b)    Terms and Conditions.    Shares of Restricted Stock shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as a Restricted Stock Award remains subject to the satisfaction of vesting conditions (the "RS Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

          (iii)  Except as provided in this Section 6 and in the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Award Agreement and subject to Section 14(e), (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (B) subject to any adjustment pursuant to Section 3(d), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

          (iv)  Except as otherwise set forth in the applicable Award Agreement and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RS Restriction Period or before the applicable Performance Goals are satisfied, all Shares of Restricted Stock still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Shares of Restricted Stock.

           (v)  If and when any applicable Performance Goals are satisfied and the RS Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates.

SECTION 7. RESTRICTED STOCK UNITS

        (a)    Nature of Awards.    Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or both, based upon the Fair Market Value of a specified number of Shares.

        (b)    Terms and Conditions.    Restricted Stock Units shall be subject to the following terms and conditions:

            (i)  The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant, the Committee may, prior to or at the time of grant, designate such Awards as Qualified Performance-Based Awards. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals) need not be the same with respect to each Participant.

           (ii)  Subject to the provisions of the Plan and the applicable Award Agreement, so long as an Award of Restricted Stock Units remains subject to the satisfaction of vesting conditions (the "RSU Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

          (iii)  The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive current or delayed payments of cash, Common Stock or other property corresponding to the dividends payable on the Common Stock (subject to Section 14(e) below).

          (iv)  Except as otherwise set forth in the applicable Award Agreement, and subject to Section 10(b), upon a Participant's Termination of Employment for any reason during the RSU Restriction Period or before the applicable Performance Goals are satisfied, all Restricted Stock Units still subject to restriction shall be forfeited by such Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of such Participant's Restricted Stock Units.

           (v)  Except to the extent otherwise provided in the applicable Award Agreement, an award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

SECTION 8. OTHER STOCK-BASED AWARDS

        Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan.

SECTION 9. CASH-BASED AWARDS

        Cash-Based Awards may be granted under this Plan. Cash-Based Awards that are Qualified Performance-Based Awards shall be subject to the provisions of Section 11 of this Plan. In addition, no Eligible Individual may be granted Cash-Based Awards that are Qualified Performance-Based Award that have an aggregate maximum payment value in any calendar year in excess of $10.0 million. Cash-Based Awards may be paid in cash or in Shares (valued at Fair Market Value as of the date of payment) as determined by the Committee.

SECTION 10. CHANGE IN CONTROL PROVISIONS

        (a)    Definition of Change in Control.    Except as otherwise may be provided in an applicable Award Agreement, for purposes of the Plan, a "Change in Control" shall mean any of the following events:

            (i)  The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Barry Diller and his Affiliates (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of the Company representing more than 50% of the voting power of the then outstanding equity securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition directly from the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii); or

           (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, or whose election was not opposed by Barry Diller voting as a stockholder, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding Barry Diller and his Affiliates, any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) will beneficially own, directly or indirectly, more than a majority of the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Business Combination will have been members of the Incumbent Board at the time of the initial agreement, or action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For the avoidance of doubt, a spin-off of the Company from IAC shall not constitute a Change in Control.

        (b)    Impact of Event/Double Trigger.    Unless otherwise provided in the applicable Award Agreement, subject to Sections 3(d), 10(d) and 14(k), notwithstanding any other provision of this Plan to the contrary, upon a Participant's Termination of Employment, during the two-year period following a Change in Control, by the Company other than for Cause or Disability or by the Participant for Good Reason (as defined below):

            (i)  any Options and Stock Appreciation Rights outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be fully exercisable and vested and shall remain exercisable until the later of (i) the last date on which such Option or Stock Appreciation Right would be exercisable in the absence of this Section 10(b) and (ii) the earlier of (A) the first anniversary of such Change in Control and (B) expiration of the Term of such Option or Stock Appreciation Right;

           (ii)  all Restricted Stock outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall become free of all restrictions and become fully vested and transferable; and

          (iii)  all Restricted Stock Units outstanding as of such Termination of Employment which were outstanding as of the date of such Change in Control shall be considered to be earned and payable in full, and any restrictions shall lapse and such Restricted Stock Units shall be settled as promptly as is practicable (but in no event later than March 15 of the calendar year following the end of the calendar year in which the Restricted Stock Units vest).

        (c)   For purposes of this Section 10, "Good Reason" means (i) "Good Reason" as defined in any Individual Agreement or Award Agreement to which the applicable Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Good Reason, without the Participant's prior written consent: (A) a material reduction in the Participant's rate of annual base salary from the rate of annual base salary in effect for such Participant immediately prior to the Change in Control, (B) a relocation of the Participant's principal place of business more than 35 miles from the city in which such Participant's principal place of business was located immediately prior to the Change in Control or (C) a material and demonstrable adverse change in the nature and scope of the Participant's duties from those in effect immediately prior to the Change in Control. In order to invoke a Termination of Employment for Good Reason, a Participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (A) through (C) within 90 days following the Participant's knowledge of the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the "Cure Period") during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within 90 days following the Cure Period in order for such Termination of Employment to constitute a Termination of Employment for Good Reason.

        (d)   Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement or in the Individual Agreement.

SECTION 11. QUALIFIED PERFORMANCE-BASED AWARDS; SECTION 16(b)

        (a)   The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention (including, without limitation, to require that all such Awards be granted by a committee composed solely of members who satisfy the requirements for being "outside directors" for purposes of the Section 162(m) Exemption ("Outside Directors")). When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of Outside Directors).

        (b)   The full Board shall not be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (c)   The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act ("Section 16(b)"). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

SECTION 12. TERM, AMENDMENT AND TERMINATION

        (a)    Effectiveness.    The Board approved this Plan on April 26, 2017. The effective date(the "Effective Date") of this Plan is the date that the Plan is approved by the Company's stockholders.

        (b)    Termination.    The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

        (c)    Amendment of Plan.    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of the Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

        (d)    Amendment of Awards.    Subject to Section 5(d), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant's consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

SECTION 13. UNFUNDED STATUS OF PLAN

        It is intended that the Plan constitute an "unfunded" plan. Solely to the extent permitted under Section 409A, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14. GENERAL PROVISIONS

        (a)    Conditions for Issuance.    The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

        (b)    Additional Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

        (c)    No Contract of Employment.    The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

        (d)    Required Taxes.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

        (e)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 14(e).

        (f)    Designation of Death Beneficiary.    The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant's death are to be paid or by whom any rights of such eligible Individual, after such Participant's death, may be exercised.

        (g)    Subsidiary Employees.    In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

        (h)    Governing Law and Interpretation.    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

        (i)    Non-Transferability.    Except as otherwise provided in Section 5(j) or as determined by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

        (j)    Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

        (k)    Section 409A of the Code.    It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 14(k), and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a "nonqualified deferred compensation plan" subject to Section 409A of the Code, if the Participant is a "specified employee" within the meaning of Section 409A of the Code, any payments (whether in cash, Shares or other property) to be made with respect to the Award upon the Participant's Termination of Employment shall be delayed until the earlier of (A) the first day of the seventh month following the Participant's Termination of Employment and (B) the Participant's death. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

 Match Group, Inc. 8750 North Central Expressway Suite 1400 Dallas, TX 75231 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 000 The Board of Directors recommends you vote FOR proposals 2 and 3: ForAgainst Abstain 2. To approve the Match Group, Inc. 2017 Stock and Annual Incentive Plan 3. Ratification of the appointment of Ernst & Young LLP as Match Group, Inc.'s independent registered public accounting firm for 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000337538_1 R1.0.1.15 000 000 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

matchgroup

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

1. Election of Directors

Nominees

01) Gregory R. Blatt
02) Sonali De Rycker
03) Joseph Levin
04) Ann L. McDaniel
05) Thomas J. McInerney
06) Glenn H. Schiffman
07) Pamela S. Seymon
08) Alan G. Spoon
09) Mark Stein
10) Gregg Winiarski
11) Sam Yagan

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000337538_1 R1.0.1.15

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com Match Group, Inc. Annual Meeting of Stockholders May 19, 2017 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned stockholder of Match Group, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2017, and hereby appoints each of Lance Barton, Jared F. Sine and Gary Swidler, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Match Group, Inc. to be held on May 19, 2017, at 9:00 a.m. local time, at Match Group's New York offices, located at 555 West 18th Street, New York 10011, and at any related adjournments or postponements, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof. 0000337538_2 R1.0.1.15 Continued and to be signed on reverse side